2200 ROSS AVENUE • 31ST FLOOR • DALLAS, TX 75201-2761 • (214) 665-1900 • www.barrowhanley.com
BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC	Revised December 31, 2013
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MISSION STATEMENT

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC (“BHMS” or “Firm”) is an Investment Adviser registered with the U.S. Securities and Exchange Commission (“SEC”), located in Dallas, Texas. We have provided U.S. and non-U.S. equity, fixed income, and balanced management strategies to institutional investors, mutual funds and other clients since 1979. Our mission is to offer our clients investment strategies that result in highly competitive investment performance utilizing our strict adherence to traditional value disciplines, and to always act in utmost good faith and to place our clients’ interests first and foremost.

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INTRODUCTION

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC has emphasized its commitment to high standards of professional and personal ethics since the original partners founded the Firm in 1979. This commitment has been sustained by subsequent generations of the Firm’s directors, and is continually re-enforced by senior management’s involvement in all key activities and operations. Management’s philosophy of leading by example is evident in the hands-on approach to daily business that continually demonstrates a strong culture of integrity and oversight. As a registered adviser recognizes the SEC’s authority to govern and make rules. As a fiduciary to its advisory clients, BHMS has a duty of loyalty to always act in utmost good faith, to place its clients’ interests first and foremost, and to make full and fair disclosure of all material facts, and in particular, to disclose any information as to any potential and/or actual conflicts of interests.

BHMS Compliance Policies & Procedures are designed to prevent any violations of its Code of Ethics (“Code”), client mandated guidelines and restrictions, requirements mandated by state and federal laws governing investment advisors, and any relevant requirements mandated by non-U.S. securities regulators.

These Compliance Policies & Procedures cover many areas of the Firm’s business and compliance requirements and its Code governs its employees’ conduct. Each section of BHMS’ policies and procedures document provides the Firm’s policy on the topic and provides the Firm’s procedures to ensure that the particular policy is followed. Compliance with the Firm’s Code of Ethics and its Compliance Policies & Procedures is a requirement and a high priority for the Firm and every employee. Failure to abide by BHMS’ policies may expose its employees and/or the Firm to significant consequences which may include disciplinary action, termination, regulatory sanctions, potential monetary sanctions, and/or civil and criminal penalties. BHMS’ chief compliance officer (“CCO”) administers the Firm’s compliance program and is responsible to monitor and detect any violations and enforce and maintain all compliance requirements. The CCO will assist with any questions about the Firm’s compliance program. Further, in the event any employee becomes aware of, or suspects, any activity that is questionable, a violation, or possible violation of a law, or rules or of the Firm’s policies and procedures, the CCO is to be notified immediately.

These policies and procedures were revised, approved and adopted on December 31, 2013 in compliance with the requirements of Section 206(4)-7 of the Investment Advisors Act of 1940 and Section 38a-1 of the Investment Company Act of 1940.

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1. Supervision/Internal Controls

BHMS has adopted this set of written policies and procedures designed to set standards and internal controls for the Firm, its employees, and its businesses, and reasonably designed to prevent and detect any violations of regulatory requirements and the Firm’s policies and procedures. Every employee and manager is required to be responsible for and monitor those individuals and departments he/she supervises to prevent, detect, immediately correct and report any activities inconsistent with the Firm’s procedures, policies, high professional standards, or legal and regulatory requirements.

BHMS’ Compliance Policies & Procedures and its Code are used to implement the Firm’s policies and monitor its internal controls. The procedures are designed to ensure that the Firm’s supervision policy is observed, implemented properly, and amended or updated appropriately, and include:

•	Maintain a current organization chart reflecting names, titles, responsibilities and supervisory structure. (Organization Chart, Appendix A)

•	Designation of a CCO responsible for implementing and monitoring BHMS’ compliance program.

•	CCO is responsible for administering the Firm’s compliance program, for monitoring and detecting any violations, and enforcing and maintaining all compliance requirements.

•	Adopt written statements of compliance policies and procedures, identify persons responsible for implementing and monitoring the policies, establish a process for reporting violations, discrepancies or concerns of the procedures, and correct any necessary problems or violations of these policies and procedures.

•	An annual review of BHMS’ compliance program conducted by the CCO and senior management so as to remain current, meet regulatory requirements, and be consistent with the Firm’s business and written policies.

•	An annual risk review conducted by the chief risk officer (also CCO), of the Firm’s investment risks, regulatory risks, fiduciary risks, and operational risks.

•	The Firm’s Risk & Compliance Committee meets periodically to monitor the quality and effectiveness of the internal controls, risk appetite and risk profile.

•	Maintaining appropriate records of the enterprise risk assessment and review, and documenting details of the Firm’s internal risk analysis;

•	Maintain appropriate records of the compliance program review and risk assessment, and preparing an Executive Summary Report of the compliance and risk reviews for the BHMS Board of Managers and Old Mutual Asset Management (“OMAM”).

•	Adopt and maintain a Code in accordance with Rule 204A-1. (Code of Ethics, Appendix B)

•	Maintain a compliance program matrix by the CCO to monitor the Firm’s practices.

•	Adopt, implement, and monitor the BHMS Governing Policies and OMAM-directed policies group operating model (“GOM”).

Every employee has the responsibility for knowing and following BHMS’ Compliance Policies & Procedures and Code provisions and prohibitions. (Employee Acknowledgement, Appendix C). Every person in a supervisory role is responsible for those individuals under his/her supervision. An executive director has overall supervisory responsibility for the Firm.

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The CCO reports directly to the executive directors and the Board of BHMS (“Board”), and prepares quarterly and annual compliance and risk assessment reports for the Board. The CCO is responsible for enforcing and monitoring all applicable U.S. federal and state regulations, and any non-U.S. securities regulations as applicable to its client group and/or investments, and detecting and addressing/correcting any violations of these laws. The CCO is responsible for monitoring and enforcing the Firm’s compliance program, Code of Ethics and Compliance Policies & Procedures, and all compliance requirements within and for BHMS. Violations of the Compliance Policies & Procedures, Code of Ethics, or the Governing Policies will be immediately addressed as appropriate, documented and retained, reported to the Firm’s executive directors for remedial action, and reported to the Board and/or OMAM as appropriate and required.

The president of BHMS is the designated back-up to the CCO in her absence. The president reviews and signs-off on the CCO’s personal reports as required under the Code and Compliance Policies & Procedures.

Complaint Policy

BHMS’ policy is to address and correct client complaints immediately and in the most reasonable manner practicable to the client’s satisfaction. When a complaint is received, it will be forwarded to the appropriate department manager and CCO who will then determine the best response or action, and will reply to the client to correct an error or problem and to resolve the complaint in a timely and effective manner. The complaint may be referred to the executive directors of the Firm and to the OMAM Chief Risk Officer, according to the OMAM Escalation Policy.

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2. Conflicts of Interest

As a fiduciary, Barrow, Hanley, Mewhinney & Strauss, LLC owes a fiduciary responsibility to each of its clients. This means that the Firm is required to act in each client’s best interests and to deal with client assets in such a manner as to benefit the client. Violations of the Firm’s fiduciary duty may harm its clients, and could also damage the reputation of the Firm and subject the organization and its employees to legal liability and regulatory penalties. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. The Firm’s policy is to consider any conflict or potential conflict of interest when conducting business. Conflicts may arise both inside and outside BHMS and the Firm examines, reviews and addresses these conflicts and competing interests formally through our internal controls and procedures, and on an ongoing basis in our advisory business.

In building the Firm’s comprehensive compliance program, pursuant to Rules 204A-1 and 206(4)-7 of the Investment Advisers Act of 1940, the Firm has analyzed its conflicts of interest, and developed a Code and written compliance policies and procedures that are reasonably designed to prevent violations of the Advisers Act and to detect and correct any violation that may occur. Listed below are items in the Firm’s Code and in its Compliance Policies & Procedures designed to address certain conflicts of interest:

•	Advisory Agreement and Fees – P&P p. 5

•	Directed Brokerage – P&P pp. 18

•	Directorship with Issuers – Code p. 9

•	Material Non-public Information – Code pp. 5-7, P&P p. 25

•	Personal Transactions and interest in an issuer – Code pp. 8-12, P&P pp. 23-24

•	Personal political contributions – Code pp. 9-10

•	Proxy Voting – P&P pp. 26-27

•	Soft Dollars – P&P pp. 18-20

•	Trade Aggregation/Allocation/Cross Trading/IPOs – P&P pp. 15-16, and 20-21

Every employee shall notify the Firm’s CCO of any personal conflict of interest relationship which may involve the Firm’s clients, such as the existence of any economic relationship between the employee’s personal transactions and securities held or to be acquired by any portfolio of the Firm.

The CCO will review the Code and compliance policies and procedures documents at least annually, and at any time a policy or procedure is determined to be ineffective or outdated. Each department manager shall assist the CCO in reviewing the compliance policies and procedures, taking into account any conflicts of interest that arose during the previous year, any changes in the business activities of the Firm, and any amendments to the Advisers Act. Additional interim reviews may be conducted if deemed necessary by the CCO.

Conflicts of Interest Disclosure for Registered Investment Company Clients

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities for more than one account including mutual fund accounts. BHMS manages potential conflicts between Funds or with other types of accounts through allocation policies and

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procedures, internal review processes, and oversight by directors and independent third parties, to ensure that no client, regardless of type or fee structure, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations wherein two or more funds or accounts participate in investment decisions involving the same securities.

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3. Advisory Agreement

BHMS’ policy requires a written investment advisory agreement for each client relationship that generally includes provisions addressing the following:

•	The retention of BHMS as a discretionary or non-discretionary investment manager;

•	A description of the Firm’s investment management services;

•	Operational and custodial issues and details;

•	Trading and brokerage authority;

•	Representations and warranties;

•	Duration of the agreement and conditions for termination;

•	Specific activities not covered by the agreement;

•	Advisory fees; and

•	Other applicable terms of the Firm’s client relationship.

BHMS’ advisory agreements meet all appropriate regulatory requirements. Each new client relationship is examined for their specific regulatory requirements which may include state regulations, foreign country regulations or exemptions, foreign client requirements or other considerations. The Firm also obtains investment policy statements and/or other written instructions concerning the client’s investment objectives as part of its advisory and fiduciary responsibilities.

The director of client development is responsible for implementing BHMS’ advisory agreement policy. Portfolio managers, client portfolio managers, traders, compliance and administrative staff maintain information on client guidelines and restrictions.

•	BHMS’ advisory agreements, advisory fee schedules, and any changes in the Firm’s services to existing clients are approved by senior management.

•	The fee schedules for prospective accounts are reviewed at least annually by senior management of the Firm and the CCO.

•	The CCO, executive directors, portfolio managers, client portfolio managers, and the director of client development review the Firm’s disclosures at least annually. Certain disclosures are detailed in the Firm’s Form ADV Part 2, and other regulatory filings as required by the securities laws. BHMS’ ERISA Disclosure Form provides fee disclosures to our ERISA clients as required of a Covered Service Provider under ERISA section 408(b)(2).

•	Marketing materials, advisory agreements, and other materials are reviewed for accuracy and consistency of disclosures regarding advisory services and fees.

•	Written investment policy statements and guidelines are obtained, or recommended, as part of a client’s advisory agreement.

•	Client investment objectives and/or guidelines are monitored on an on-going basis, including annual reviews, as detailed in the Firm’s Investment Processes Policy. Portfolios are monitored for consistency with client investment objectives and/or guidelines.

•	Each client selects its own custodian for safe-keeping of the client’s assets; BHMS’ operations staff coordinates with the custodian for new account set-up and trade settlement details. The custodian performs anti-money laundering (“AML”) due

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diligence and BHMS generally receives a copy of their AML certification for each new client.

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4. Investment Management Processes

BHMS’ investment professionals have responsibility for managing the Firm’s client portfolios in a manner consistent with the clients’ objectives, guidelines, and restrictions.

•	Advisory clients provide written investment policy statements or written investment guidelines that the Firm reviews, approves, and monitors as part of the Firm’s investment services, subject to any written revisions or updates received from the client.

•	BHMS provides Form ADV Part 2 to all clients annually and to prospective clients, which discloses the Firm’s advisory services, fees, potential conflicts of interest, portfolio/supervisory reviews, investment reports, proxy voting policy, information about the Firm’s owners, officers and directors, trading policy, and it’s Code.

•	BHMS provides it’s ERISA Disclosure Form to all ERISA clients annually and to prospective clients, which discloses the Firm’s fee arrangements including its status as a covered service provider, description of services, direct compensation and eligible indirect compensation.

•	BHMS provides advisory clients quarterly and periodic reports that include important information about each client’s portfolio holdings, values and transactions. The Firm also provides information to its advisory clients about account performance, which may include an additional reference to a relevant market index or benchmark.

•	Investment professionals may also schedule client meetings on a periodic basis, or as requested, to review a client’s portfolio holdings, performance, market conditions, financial circumstances, and investment objectives, among other things, to confirm that the Firm’s investment decisions and services are consistent with the client’s objectives and goals. Documentation of such reviews is maintained electronically in the ProTrak client relationship management data base.

•	Client relationships and/or portfolios may be reviewed on a more formal quarterly basis or other periodic basis by the portfolio manager or client portfolio manager assigned to the client account.

•	BHMS does not maintain custody of client assets. The client appoints a custodian to maintain its cash, securities, and other assets, and the client receives account statements directly from its custodian. BHMS does not debit client accounts for management fees.

Firm-Wide

•	Additional Regulations for Managing Registered Investment Company Client Portfolios

A number of the Firm’s clients are registered investment companies, i.e., mutual funds, and as such are subject to the provisions of the Investment Company Act of 1940. BHMS’ agreement to sub-advise these funds requires the Firm to comply with certain investment company rules.

•	Section 17 and Rule 17e-1

BHMS does not execute trades with its affiliated brokers-dealers through its holding company relationship with Old Mutual Asset Management. However,

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the Firm may execute a trade with an Investment Company client’s affiliated broker, in which case BHMS notifies the client of the transaction, as instructed by the client.

•	Rule 17a-7

As stated in BHMS’ trading policy on pp. 14 and 20, the Firm does not execute cross transactions.

•	Rule 17j-1

BHMS has adopted a Code of Ethics, by which all its employees must abide. The Firm will submit its Code for review by its mutual fund clients in order to satisfy the client of the provisions and limitations outlined in the Code and its compliance with 17j-1. BHMS will report to its mutual fund clients any material violations of the Code as requested.

•	Rule 10f-3

BHMS does not purchase shares of securities in an underwriting by its affiliated brokers. Should the Firm participate in an underwriting by an investment company client’s affiliated broker, BHMS would notify the client of the transaction, as instructed by the client.

•	Rule 144

BHMS’ U.S. equity strategies generally avoid 144A restricted securities. BHMS fixed income, global and non-U.S. equity strategies may purchase 144A issues as approved by the client’s investment management agreement and in accordance with the procedures defined in the fixed income mandate monitoring section that follows.

•	Rule 12d-3

BHMS may purchase securities of companies engaged in a “securities-related business” in accordance with the requirements of this Rule. As instructed by the client, the Firm will notify its investment company clients of the transactions and will monitor and report these securities’ weightings with its clients’ other holdings.

Employment Retirement Income Security Act (ERISA)

BHMS provides investment management services to clients that are governed by ERISA. As an investment manager, a fiduciary and a Covered Service Provider with specific responsibilities under ERISA, BHMS is responsible for acting solely in the interests of the plan participants and beneficiaries. The Firm’s policy includes:

•	As a party in interest, BHMS maintains on-going awareness, and conducts periodic reviews of a client’s investments and portfolio for consistency with the prudent expert rule, and any written investment policy statement/guidelines, so as to be current, and to reflect a client’s objectives and guidelines, as applicable, between the plan and BHMS as adviser.

•	Providing fee disclosure as required under ERISA section 408(b)(2) of direct and eligible indirect compensation.

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•	BHMS’ proxy committee oversees that proxy voting functions are properly met, and that ERISA-plan client proxies are voted in the best interests of the plan participants.

•	Maintaining and renewing ERISA bonding on a periodic basis.

•	No prohibited transactions, principal trades, cross trades, or self-dealing.

•	Soft dollar research purchases will benefit the client/plan.

•	Reporting any eligible indirect benefit BHMS receives as a result of managing a Plans’ assets on Form 5500 of Schedule C;

•	Reporting any gifts and/or entertainment given to any person associated with the plan as required on Form LM-10 and/or Form 5500 of Schedule C.

•	BHMS does not use placement agents and does not have any arrangement to pay fees to employees/persons outside the Firm to obtain state pension fund advisory business.

Equity Clients

•	Mandate Monitoring

Copies of client contracts and investment guidelines/restrictions are provided to the member who works with the client account for review, including: the portfolio manager, client portfolio manager, client service administrator, operations administrator, head trader, and compliance department.

•	Portfolio guidelines, constraints, and specific restrictions regarding individual stocks, non-U.S./ADR holdings, market cap, dividend yield, social responsibility, industry/sector weighting, cash, and other restrictions are entered into the Charles River Investment Management System (“CRIMS”) trade order management system and the CCO reviews each new client’s guidelines and restrictions.

•	As a crosscheck, these restrictions/guidelines are entered into the Firm’s ProTrak client database by client services and reviewed periodically by compliance. The portfolio managers, and client portfolio managers, and client service administrators will continue to contribute any relevant information received from clients to ensure that the system is updated with the most current information.

•	CRIMS runs a compliance rule review for each account in an overnight batch process and runs compliance pre-trade for all accounts included in every trade order.

•	A daily diversification report is generated from the Firm’s portfolio accounting system and is provided to the portfolio managers. The diversification report reflects:

•	the current security holdings by sector;

•	individual security weightings;

•	cash for each account;

•	the portfolio manager’s accounts as a group to review for uniformity and/or dispersion of holdings or weightings;

•	daily increase/decrease from trading activity in each of the accounts;

•	a review to confirm adherence to the specific client guideline or restrictions; and

•	a daily review conducted by compliance staff of Alerts and Warnings generated by overnight compliance batch process in CRIMS; Alerts that may require action are communicated or emailed to the portfolio manager.

•	The trading desk maintains a weekly trade blotter which documents each portfolio manager’s trade instructions including increased/decreased security

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weighting, share quantity, account(s) to be traded, price limit, specific instructions. The trade blotter is updated daily and distributed to the portfolio managers, analysts, and CCO, and is filed and retained as part of the Firm’s books and records.

•	Compliance staff perform an annual review and update of each portfolio’s guidelines and restrictions for restricted stocks and industries, (i.e., socially responsible investing). Changes are made upon notification from a client and compliance staff review and update portfolio guidelines and restrictions in CRIMS.

•	When a new security is purchased, a member of the operations staff will initiate a new issue checklist that tests for information available to categorize the stock by industry and sector, as well as other restrictive components. The sources of the information are Bloomberg and/or FactSet Research Systems, Inc., and the Firm’s internal analysts.

•	Real-time investment data is obtained via Bloomberg, Reuters Knowledge, FactSet, and the Firm’s internal analysts’ reports. Traders coordinate early morning research on securities held in the Firm’s client portfolios and send out a blast email/voicemail to the portfolio managers and analysts of the research details; intra-day blast voicemails are sent with research updates.

•	A daily research meeting is conducted wherein the investment team discuss investment ideas, industry trends and market activity. Security guidance lists are published weekly and may be accessed daily for portfolio managers and analysts to track the status of each security. Documentation of investment recommendations is recorded in the Tamale research management system and maintained by the idea-sponsoring analyst.

•	Pricing/Valuation of Securities

BHMS uses IDC to price all client portfolios on the daily market close to ensure that its clients’ investments reflect current, fair and accurate market valuations; and uses FactSet as a backup to check security pricing. BHMS does not manage or offer its own hedge fund or mutual fund(s) and does not calculate a daily NAV. Within its value strategies, BHMS does not invest in illiquid securities, derivatives or securities requiring fair valuation. If or when a security holding becomes illiquid or stops trading intraday, BHMS reviews the security’s value and notifies the appropriate personnel at the Firm’s investment company clients.

•	Monitoring Dispersion

A monthly management report is generated and reviewed by compliance staff for individual investment strategies. This report:

•	rank-orders individual accounts within the composite by year-to-date performance;

•	identifies the top and bottom performers; and

•	examines significant deviations from top, bottom or from the composite; outliers are further evaluated to identify the source of the discrepancy.

In most cases, the deviation is explained by cash flow or by client-imposed restrictions, and no further action is necessary. If these explanations do not apply, the

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next step is to run an attribution report to determine if the deviation is due to differences in holdings or weightings. The results are analyzed with the respective client portfolio manager and portfolio manager to determine whether the differences are intentional (manager discretion) or if further action (either portfolio modification or additional review) is warranted.

•	Large Cap Value Accounts

To minimize performance dispersion, BHMS has procedures in place to monitor portfolio construction and holdings.

•	1–2–3 Manager Approval of New Securities

Generally, each portfolio manager is permitted to invest or divest in a security in his/her assigned portfolios without the agreement of the other portfolio managers up to a 1% position. To initiate a 2% position, a portfolio manager must be joined by at least one other portfolio manager; and to introduce a 3% position, the Firm’s target weight, three of the portfolio managers must agree to include the new security in his/her portfolios. There are exceptions to this policy based on circumstances that are specific to the individual client portfolios, market conditions and/or the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	85% Commonality of Holdings

The CCO and client portfolio managers monitor dispersion of holdings by running diversification reports monthly, which display individual securities and their percentage weightings, along with total sector weights across managers. The reports are used to compare a model portfolio constructed as a composite of commonly held securities across all discretionary large cap value portfolios. The reports are reviewed by the CCO and any significant dispersion in holdings between any manager and the model are identified and reported to the portfolio manager.

•	Team Model Portfolio

The holdings of the model portfolio reflect an aggregated average weighting of holdings from the large cap value portfolio managers and managed by a lead portfolio manager. The performance of the Team portfolio since inception has tracked the performance of the BHMS large cap value equity composite with relatively minimal dispersion. The weightings for holdings in the Team portfolio are developed from the 1–2–3 Manager Approval of New Securities described above and are generally derived from an application of quantitative modeling. In certain instances, subjective analysis can be used to override the model.

•	Diversified Large Cap Value Accounts (DLCV)

DLCV accounts are managed by a team lead by one portfolio manager who initiates orders. Generally, DLCV portfolios are managed alike and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO. Exceptions to this policy are based on circumstances that are specific to

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the individual client’s portfolio guidelines/restrictions and the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	Mid Cap Value Accounts (MCV)

The MCV investment team consists of two portfolio managers. Either manager may initiate an order to buy or sell securities for MCV client accounts. Generally, all portfolios are managed alike and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO. Exceptions to this policy are based on circumstances that are specific to the individual client’s portfolio guidelines/restrictions and the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	Small Cap Value Accounts (SCV)

The SCV investment team consists of two portfolio managers. Either manager may initiate an order to buy or sell securities for SCV client accounts. Generally, all portfolios are managed alike and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO. Exceptions to this policy are based on circumstances that are specific to the individual client portfolio guidelines/restrictions and the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	Non-U.S. Value (Non-USV) and Global Value (GVE) Accounts

The Non-USV and GVE portfolios are managed on a team basis, with portfolio managers working as a team, designated to initiate orders to buy or sell securities for client accounts. Generally, Non-USV and GVE portfolios are managed alike with the same value philosophy, and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO.

•	Emerging Markets Accounts (EME)

The EME portfolio(s) are managed by one portfolio manager who initiates orders. Generally, EME portfolios are managed alike and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO. Exceptions to this policy are based on circumstances that are specific to the individual client’s portfolio guidelines/restrictions and the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	Diversified Small Cap Value Accounts (DSCV)

DSCV portfolios are managed on a quantitative model and the model generates buy and/or sell orders; the small cap portfolio managers may make slight modifications when appropriate. DSCV portfolios are managed alike, and

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monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO.

•	All Cap Value Accounts (ACV)

The ACV investment team consists of a group of portfolio managers. Certain managers may initiate an order to buy or sell securities for ACV client accounts. Generally, ACV portfolios are managed alike, and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO. Exceptions to this policy are based on circumstances that are specific to the individual client’s portfolio guidelines/restrictions and the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	Dividend Focused Value Accounts (DFV)

The DFV investment team consists of three portfolio managers who may initiate an order to buy or sell for DFV client accounts. The DFV strategy is generally restricted to investing in securities with a 25-year dividend history. If the security ceases to pay a dividend it may be retained pending an investment thesis review. Generally, DFV portfolios are managed alike, and monthly dispersion reports are reviewed for commonality of holdings and performance by the CCO. Exceptions to this policy are based on circumstances that are specific to the individual client’s portfolio guidelines/restrictions and the portfolio manager’s discretion to manage each portfolio in a manner that is consistent with the client’s investment policy objectives.

•	Corporate Actions

BHMS responds to requests for a corporate action from custodian banks. Operations staff review each request and make a decision on which course of corporate action will generate the best return for the Firm’s clients. Accounts are reviewed for holdings in the security with a corporate action to make sure custodian banks are properly notified of BHMS’ decision.

Fixed Income Clients

•	Mandate Monitoring

Copies of client investment guidelines/restrictions are maintained in electronic files on the network and hard copies are given to the portfolio manager, client portfolio manager, client service administrator, and CCO. Investment guideline monitoring begins with an analysis of client guidelines regarding such constraints as individual bond limits, permitted security types (such as 144A’s), sector limits, permitted ratings, constraints on maturities, cash limits, socially-responsible guidelines, and other restrictions. Client guidelines, restrictions and portfolio constraints are hardcoded into CRIMS by an analyst and reviewed by the CCO, portfolio manager, and client portfolio manager.

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As a crosscheck, these restrictions/guidelines are entered into the Firm’s ProTrak client database by client services and reviewed periodically by compliance. The portfolio managers, analysts, and client portfolio managers will continue to contribute any relevant information received from clients to ensure that the system is updated with the most current information.

When applicable, portfolio managers and client portfolio managers are responsible for determining whether a client is a Qualified Institutional Buyer (“QIB”), to permit purchases of privately offered securities pursuant to Rule 144A under the Securities Act of 1933. CRIMS runs an overnight compliance rule review for each account, and runs a pre-trade compliance check for all accounts aggregated in every trade order. The overnight compliance checks are reviewed by the CCO.

Portfolio managers, client portfolio managers, analysts, and operations staff contribute any relevant information received from clients to ensure that CRIMS is updated with the most current information. Fixed income clients with investment policy statements dated two or more years old receive a letter annually requesting confirmation that BRIMS has their most recent investment policy statement on file. Updated investment policy statements are reviewed by fixed income operations staff and necessary revisions are input to CRIMS.

Additional post-trade compliance is comprised of both Axys diversification schedules and BondEdge policy reports. The portfolio manager executing the trade checks the diversification schedule in Axys. This report shows sector weightings, security weightings, and cash percentages so that the allocation of any new transaction can be reviewed, as appropriate. BRIMS uses the Advent Custodial Data system in conjunction with Axys to confirm that the Firm’s records for holdings, transactions, and changes to cash match those of the Firm’s client custodians.

The BondEdge policy report is available daily, following an automated download from Axys to BondEdge, an Interactive Data portfolio management system. The reports are reviewed by the portfolio managers and CCO weekly. The policy report shows a list of characteristics for each client portfolio, the performance composite to which the client portfolio belongs, and the index benchmark, and is used to confirm compliance or to identify exceptions to the client guidelines regarding duration, maturities, sectors, industries, quality, cash, and other guidelines.

For compliance purposes, each client has a primary portfolio manager, and a backup portfolio manager or client portfolio managers, charged with ensuring that client portfolios are in compliance with guidelines and that any exceptions are reconciled. Many clients, including all of the Firm’s sub-advisory clients, and clients’ consultants, have mandated compliance verification procedures that are completed by fixed income operations staff and reviewed by the clients’ primary portfolio manager.

•	Pricing/Valuation of Fixed Income Securities

BRIMS primarily uses IDC pricing, supplemented by Barclay’s index pricing, if needed, for all client investments to reflect current, fair, and accurate market valuations; periodic ad hoc pricing checks are performed. BRIMS does not manage or offer its own hedge fund or mutual fund(s), and does not calculate a daily NAV.

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Within BHMS value strategies, the Firm does not invest in illiquid securities, derivatives or securities requiring fair valuation. If or when a security holding becomes illiquid or stops trading intraday, BHMS reviews the security’s value and notifies the appropriate personnel at the Firm’s mutual fund clients. However, the Firm may periodically respond to requests from client custodians to assist in providing current prices for a few issues. The sources of those prices are brokerage firm evaluation groups, trading desk quotes, or Bloomberg (“BVAL”), with documentation for the record.

•	Monitoring Dispersion

To monitor performance dispersion, a management report is generated weekly for each fixed income product that rank-orders all accounts within the product composite by year-to-date performance. If the top and bottom performers deviate significantly from each other, these outliers are further evaluated to identify the source of the discrepancy. In most cases, the deviation is explained by cash flow or by client- imposed guidelines, and no further action is necessary. If these explanations do not apply, the next step is to determine if the deviation is due to differences in holdings or weightings. These results are reviewed by the head of operations, chief investment officer, CCO and portfolio manager to determine whether the differences are intentional (manager discretion) or if further action (either portfolio manager or additional review) is warranted.

•	Corporate Actions

BHMS responds to requests for a corporate action from custodian banks on a variety of items, such as a bond tender request. Portfolio managers and analysts review the request and make a decision on which course of corporate action will generate the best return for the Firm’s client. Fixed income portfolios are reviewed by operations staff for holdings in the bond with a corporate action to make sure custodian banks are properly notified of BHMS’ decision.

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5. Trading

Equity Trading Procedures

The head trader is responsible for implementing and monitoring BHMS’ trading policies, practices, and recordkeeping. BHMS’ trading practices are generally disclosed in the Firm’s Form ADV Part 2.

•	Client Trading

Trades are executed on behalf of the Firm’s advisory clients, and the client appoints its own custodian for safe-keeping of assets. BHMS does not engage in proprietary trading and does not manage a portfolio/account for the Firm. BHMS does not enter into cross trading. At the close of the U.S. markets, trades are downloaded from CRIMS to Axys for trade settlement.

•	Trade Allocation

Portfolio managers communicate securities transactions/trades to the trading desk and traders set up trade pre-allocation in CRIMS. Aggregation or blocking of client transactions allows the Firm to execute transactions in a more timely, equitable, and efficient manner. The Firm’s policy is to aggregate client transactions when possible and when advantageous to the Firm’s clients. Clients participating in aggregated transactions will receive an average share price and will be allocated on a pro-rata basis.

•	Portfolio managers communicate transactions to the traders in person, by telephone or email;

•	Traders set up a pre-allocated trade in CRIMS and the pre-allocations are approved by a portfolio manager. CRIMS runs a compliance rule review for each account in an overnight batch process and runs pre-trade compliance check for all accounts included in any trade order;

•	Brokers are selected based on best execution of the trade and trades/orders are executed in the market by traders;

•	Trades are allocated in CRIMS;

•	Trade order management system activity is exported to the portfolio accounting system and posted for trade settlement;

•	Trade settlement and portfolio reconciliation is completed and monitored by operations staff; and

•	A weekly trade blotter is maintained by the trading desk. The trade blotter documents each portfolio manager’s trade instructions including increased/decreased security weighting, share quantity, account(s) to be traded, price limit, and any additional instructions. Smaller program trades may be listed as ‘see attached’. The trade blotter is updated daily and distributed to the portfolio managers, analysts, and CCO. The trade blotter is filed and retained as part of the Firm’s books and records.

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Orders are aggregated with participating accounts identified and the trades are allocated on a pro-rata basis according to the underlying value of the portfolio. Exceptions to this include, but are not limited to, the following:

•	Account(s) underweighted/over-weighted in a security may receive a greater/lesser allocation to equilibrate with weightings in other accounts;

•	Account(s) low in cash;

•	Account(s) with a client-directed restriction that prohibits purchase of a particular stock;

•	Larger account(s) that cannot participate in the purchase of companies below a specified market cap; and

•	Account(s) that designate 100% of its commissions to one broker, in which case, there may be circumstances (i.e., principal trades), which prevent BHMS from “stepping out” on that client’s allocation. Therefore, that account will be excluded from that allocation.

•	IPOs

In the event that BHMS participates in an IPO for its clients’ accounts, the Firm’s policy and practice is to allocate IPO shares in the same manner that all other trades are allocated (as stated above), so as not to favor or disfavor any client, or group of clients, over another.

•	Trade or Operational Errors

In the event an error occurs in the handling of a client transaction(s), due to BHMS’ actions, or inaction, the Firm’s policy is to seek to identify and correct errors as promptly as possible. BHMS’ policy is to:

•	Monitor and reconcile account activity;

•	Identify and resolve trade or operational errors promptly;

•	Document the trade or operational error;

•	Notify client(s) affected by the error generally within 24 hours of correction;

•	Reimburse the client or broker should a loss result from an error by BHMS staff; and

•	Maintain an error file to retain appropriate documentation.

•	Approved Broker List

The head trader conducts a due diligence review of brokers within and outside the Firm’s Approved Broker List and the list is updated monthly. BHMS obtains the following for each broker/dealer:

•	Legal entity name;

•	Country and city of domicile;

•	Handled product category;

•	FINRA BrokerCheck report.

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The commissions paid to executing brokers and the results of BHMS’ broker/research voting are reviewed on a quarterly basis by the Firm’s Trade Management Oversight Committee (TMOC). Results of these quarterly reviews and any recommendations made are documented by the TMOC. To be included as an approved broker the broker must offer:

•	A best execution capability, where the best price will likely be available;

•	Research and investment ideas that can directly impact client portfolios;

•	A competitive commission rate which will be negotiated to the appropriate level based on the size and complexity of each trade;

•	Efficient and reliable operations to ensure prompt settlement of trades;

•	In addition to order initiation with approved brokers, security transactions may occur with other brokers who meet the above criteria (except for point two, providing research); and

•	When seeking market liquidity and best execution, traders may occasionally execute trades with a broker who is not included on the Approved Broker List.

Each broker executes trades through instructions from BHMS’ designated trading staff and settles trades on a DVP/RVP basis. Account instructions are provided through CTM/Alert. Trades are affirmed and settled by BHMS’ operations staff.

•	Best Execution

BHMS seeks to obtain best execution for client transactions, i.e., seeks to obtain not necessarily the lowest commission but the best overall qualitative execution in the particular circumstances including price, timing, volume, spreads and market impact. The head trader is responsible for implementing and monitoring the Firm’s best execution policy, practices, and recordkeeping. The Best Execution Policy is reviewed at least annually. BHMS’ procedures for the pursuit of best execution and development of an approved broker list are as follows:

•	The head trader is responsible for gathering and evaluating relevant information from and about broker/dealers and their services, including commission rates, quality of executions, research, clearance/settlement capabilities, trade error rate, and confidentiality, in order to set criteria for broker selection and development of an approved broker list. The evaluation also includes consideration of ECNs and alternative trading sources of liquidity.

•	BHMS utilizes Abel Noser Trade Cost Analysis (“TCA”) report for quarterly reviews of the Firm’s trade execution. All information used in BHMS’ best execution reviews and analysis is documented in the best execution file, which is maintained by the head trader.

•	BHMS may on occasion buy and sell the same security at the same time for different accounts due to cash flow considerations. These trades are not crossed, but instead worked in the marketplace in an effort to achieve best execution for the trade.

•	Trade Management Oversight Committee (“TMOC”)

BHMS has established a TMOC that includes the head equity trader, fixed income portfolio manager, CCO, and an independent advisor to the Firm. The TMOC conducts

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quarterly reviews of trading activity and the brokerage policy, practices and recordkeeping. TMOC covers the following:

•	Abel Noser’s equity trade cost analysis reports and implementation shortfall rankings;

•	Approved Broker List(s), voting, brokerage allocation and commissions paid;

•	Trading environment and activity, current business, political, and market impact; and

•	The presentation of performance numbers in marketing materials for the Firm’s equity and fixed income products.

The independent adviser writes a memorandum of the details of each meeting and emails it to the CCO, an executive director, and the CCO of OMAM, BHMS’ parent company.

•	Directed Brokerage

BHMS generally has full discretion in selecting executing brokers for the initiation of security transactions. Certain clients may require that all or a portion of their transactions be executed through firms they designate. If clients direct the Firm to utilize a particular broker, they may be preventing themselves from obtaining best price and execution by limiting BHMS’ ability to negotiate elements of the trade.

The head trader has the responsibility for implementing and monitoring the Firm’s directed brokerage policy, practices, and recordkeeping:

•	Client directed brokerage instructions and arrangements must be received in writing from the client and reviewed by the head trader.

•	Client-directed brokerage instructions are maintained in the client document file. > Client directed brokerage may be managed through step-out trades after trade execution is completed.

•	Relationships and conflicts of interest relating to arrangements in which brokers refer clients to the Firm will be disclosed to clients.

•	The trading staff reconciles brokerage statements to ensure proper credit of client-directed brokerage for recapture.

•	Soft Dollars – Client Commission Practices

BHMS utilizes research, third-party research, research-related products and other brokerage services on a “soft dollar” commission basis or purchased with client commissions. The Firm’s soft dollar policy is to:

•	Ensure that research and items purchased are for the client benefit through the investment process.

•	Examine each soft dollar arrangement for research products and services that assist in the investment decision-making process;

•	Make a good faith determination of the value of the research product or service in relation to the commissions paid; and

•	Review, at least annually, the Firm’s soft dollar arrangements, budget, allocations and policy to monitor the Firm’s practices.

•	Research services purchased may benefit all clients and strategies.

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BHMS may direct brokerage transactions to certain approved brokers who provide specialized research services that are helpful in analyzing the attractiveness of various securities. These services include reports on the quality of company earnings, earnings estimates of research analysts, company and industry research reports, the screening quality of company earnings, company and industry research reports, screening and value models identifying undervalued securities, reports showing portfolio characteristics, performance attribution, and expected returns and quotation and block activity services that aid in the investment decision making process.

BHMS does not allocate brokerage transactions in return for products or services other than brokerage or research services. In accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, an applicant may receive services and products that serve both research and brokerage execution. Because of these considerations, the applicant may pay a brokerage commission in excess of that which another broker might charge for effecting the same transactions in recognition of the value of brokerage or research services provided by the broker. Research services furnished by brokers through whom BHMS executes securities transactions may be used in servicing clients and not all such services may be in connection with accounts that pay the brokers providing such services.

In obtaining mixed–use products or services on a soft dollar basis, BHMS makes a reasonable allocation of the cost between the portion that is eligible as research or brokerage services and the portion that is not so qualified. The portion eligible as research or other brokerage services will be paid for with discretionary client commissions. For all soft dollar products, the Firm will maintain appropriate records of its reviews and good faith determinations of the Firm’s reasonable allocations.

The head equity trader is responsible for implementing and monitoring the Firm’s soft dollar policy, practices, and recordkeeping.

BHMS has adopted procedures and reviews to monitor and ensure that the Firm’s policy is observed, implemented properly, and amended or updated, as follows:

•	BHMS’ head trader, CCO, and senior management, review, approve, and monitor soft dollar arrangements and research items.

•	At the beginning of each year, BHMS establishes a master soft dollar brokerage budget listing the broker/dealers, the targeted commission amounts per broker, and the purpose for the brokerage allocations. This budget is based on portfolio managers and analysts research needs and requests.

•	Prepare and maintain a Client Commission Arrangements matrix of third party soft dollar arrangements as a control document for all third party soft dollar arrangements, including each item/product to be purchased with client commissions, hard dollar to soft dollar ratio, applicable investment strategy, and the broker providing the product.

•	The head trader, CCO, portfolio managers and/or analysts will initially request for approval, and thereafter review periodically and/or annually the Firm’s soft dollar arrangements and brokerage allocations for soft dollar research services and products. Research items may be added or removed from the soft dollar budget during the year based on quality and use of the research product.

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•	The head trader, CCO, and executive director review and approve research payments made twice per year, based on voting results, through commission sharing arrangements (CSAs) with CSA brokers.

•	The trading staff reconciles the brokerage statements to ensure proper credit of client brokerage to purchase research.

•	Brokerage directed for research may be managed through step-out trades after trade execution is completed.

•	Foreign Currency Transactions

•	FX trades are executed by each client’s custodian and reported to BHMS operations staff for account reconciliation.

•	BHMS utilizes a third-party service to evaluate FX trades and prepare quarterly trade cost analysis reports.

•	The FX TCA provider prepares a quarterly report of its trade analysis, and BHMS’ staff reviews the reports.

•	The quarterly reports may be delivered to each client in the Non-USV, GVE, DGV and EME strategies.

•	The reports are retained as part of BHMS’ business records.

Fixed Income Trading Procedures

BHMS is committed to seeking best execution when trading for fixed income portfolios. Client portfolios are managed in a team approach by the Firm’s five fixed income portfolio managers, whose security transactions are made pro-rata across portfolios having similar investment guidelines and benchmarks.

BHMS does not manage proprietary accounts or hedge funds. Trades are executed on behalf of the Firm’s advisory clients, and the client appoints its own custodian for safe-keeping of assets. BHMS does not engage in proprietary trading and does not manage a portfolio/account for the Firm. BHMS does not enter into cross trading. At the close of the U.S. markets, trades are downloaded from CRIMS to Axys for trade settlement.

•	Allocation

Portfolio managers set up trade pre-allocations using CRIMS. Aggregation of client transactions allows transactions to be executed in a timely, equitable, and efficient manner. CRIMS runs a compliance rule review for each account in an overnight batch process and runs pre-trade compliance check for accounts included in any trade order; then a member of the fixed income operations staff exports the trade from CRIMS to Axys. CRIMS sends the allocation to the broker through OASYS. The DTC matching program alerts fixed income operations of any trade discrepancies between the Firm’s information and the broker’s information, which is resolved by the fixed income operations staff before trade settlement.

Trades are allocated across accounts participating in the trade on a pro-rata basis according to the underlying value of the portfolio. Exceptions to this include, but are not limited to, the following:

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•	Account(s) underweighted/overweighted in a security may receive a greater/ lesser allocation to equilibrate with weightings in other accounts;

•	Security has minimum denomination that does not allow smaller portfolios to participate;

•	Account(s) low in cash;

•	Account(s) with a client-directed restriction that prohibits purchase of a particular issue; and

•	Account(s) that designate commissions to a specific broker may be excluded.

•	Trade or Operational Errors

In the event an error occurs in the handling of a client transaction(s), due to BHMS’ actions, or inaction, the Firm’s policy is to seek to identify and correct an error as promptly as possible. BHMS’ policy is to:

•	Monitor and reconcile trading activity;

•	Identify and resolve a trade or operational error promptly;

•	Document the trade or operational error;

•	Notify client(s) who may be affected by the error generally within 24 hours of correction;

•	Reimburse the client or broker should a loss result from an error by BHMS staff; and

•	Maintain an error file to retain appropriate documentation.

•	Approved Broker List

The portfolio management team periodically conducts a review of brokers within and outside of the Firm’s Approved Broker List. BHMS obtains the following for each broker/dealer:

•	Legal entity name;

•	Country and city of domicile;

•	Handled product category;

•	FINRA Brokercheck report.

BHMS ranks broker/dealers on the basis of their ability and willingness to actively make markets in sectors in which the Firm is invested. BHMS analyzes the trading volume with each broker/dealer by sector to determine patterns that may prove useful in implementing strategic shifts across all portfolios. The trading volume of executing brokers and the Firm’s broker/research voting results are reviewed in developing the approved broker list and on an ongoing basis. To be identified as an approved broker, a firm must offer:

•	A best execution capability, where the best price will likely be available;

•	Research and investment ideas that can directly impact client portfolios;

•	Efficient and reliable operations to ensure prompt settlement of all trades;

•	When seeking market liquidity and best execution, portfolio managers may occasionally execute trades with a broker that is not on the Approved Broker List; and

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•	Approved Broker List and trade volume is reviewed by Trade Management Oversight Committee.

Each broker executes trades through instructions from BHMS’ designated trading staff and settles trades on a DVP/RVP basis. Account instructions are provided through OASYS. Trades are affirmed and settled by BHMS’ operational staff.

•	Best Execution

Bonds are traded in a broker market versus an exchange market and the execution of fixed income trades frequently requires the commitment of capital by the executing brokers. When trading U.S. Treasury or Agency securities, BHMS typically requests bids/offerings using internet-based trading systems, primarily Bloomberg Bond Trader. BHMS also uses Market Axess in the pursuit of best price execution for corporate bonds and other securities. These systems are prevalent in the fixed income market, allowing for competitive execution of purchases and sales at “best execution” prices.

When trading agency and non-agency mortgages, commercial mortgage-backed securities, asset-backed securities, and large orders for other securities, BHMS utilizes its internal expertise to access those broker/dealers willing to commit capital to facilitate the transaction, at the best price under the circumstances. In many cases, the broker/dealer who participated in the original underwriting of the security may be the best source of bids/offerings. In other instances, the Firm utilizes its trading experience and knowledge of the markets to solicit bids/offerings from those broker/dealers who have expressed interest in sectors and securities BHMS either owns or in which the Firm has expressed an interest.

BHMS may on occasion buy and sell the same security at the same time for different accounts due to cash flow considerations. These trades are not crossed, but instead worked in the marketplace in an effort to achieve best execution for the trade.

•	Soft Dollars

Fixed income does not currently purchase research, research-related products, or other brokerage services on a soft dollar commission basis. Research services furnished by brokers through whom BHMS executes securities transactions may be used in servicing clients and not all such services may be in connection with accounts that pay the brokers providing such services.

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6. Access Persons’ Personal Transactions and Records

In compliance with Rule 204A-1 of the Adviser’s Act and Rule 17j-1 of the Investment Company Act, BHMS has adopted a Code of Ethics requiring ethical standards of the Firm’s employees, compliance with the securities laws, and safeguarding material non-public securities information and client information, including holdings, transactions, and reporting requirements. This Policy restates the Firm’s Code of Ethics’ provisions and prohibitions requiring that employees:

•	report, avoid trading on, and avoid communicating any inside information or non-public material information;

•	may maintain and must report personal securities and brokerage accounts, including accounts for an immediate family member sharing the same household;

•	political contributions are appropriately pre-cleared, within the de minimus amounts, and are reported quarterly as required by the Code; and

•	report violations of the Code of Ethics;

•	actions are consistent with the Firm’s fiduciary duty to its clients, consistent with regulatory requirements, and in compliance with BHMS’ Code.

The Firm’s CCO is responsible for reviewing and amending the Code, implementing the Code’s provisions and prohibitions, and monitoring the personal transactions and activities, practices, disclosures and recordkeeping for Access Persons. Disclosure information about the Firm’s Code is included in BHMS’ Form ADV Part 2.

BHMS utilizes the Sungard Protegent PTA system to assist the chief compliance officer in monitoring employees’ personal trading activity, disclosure of transactions and holdings, and reporting appropriate political contributions. Approval for employees’ trades may be granted verbally or through the PTA system. Employees may use PTA or Code exhibits for the following:

•	Pre-clearance of personal trades;

•	Pre-clearance of personal political contributions to state candidates;

•	Approval is granted or denied in PTA or given verbally;

•	Trade confirmation and details are input and retained in PTA;

•	Quarterly transaction reports and Code certifications are completed in PTA;

•	Personal holdings of Securities are input and maintained in PTA; and,

•	Certain brokers have a data-feed into PTA.

As defined in BHMS’ Code (pp. 9-13), procedures to implement the Firm’s policy on personal securities transactions and political contributions are summarized below:

•	Employees must certify in writing his/her understanding of, and agreement to comply with BHMS’ Code provisions and prohibitions. The certifications must be made within ten days of hire and within thirty days after quarter-end, year-end, and any time the Code is amended.

•	Employees must identify personal brokerage/securities accounts in which the employee has a direct or indirect beneficial interest, including an account belonging to immediate family members and family members sharing the same household.

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•	Employees must disclose in writing or in PTA personal securities holdings annually within thirty days of year-end.

•	The CCO must receive duplicate brokerage statements and trade confirmations for employees’ personal brokerage/securities accounts sent directly from the broker. The reports may be provided electronically to PTA, by U.S. mail, or electronic mail.

•	Employees must obtain pre-clearance for personal securities transactions from the compliance staff.

•	Employees must obtain pre-clearance for personal political contributions to state and local candidates from the CCO. Contributions must comply with the de minimus quantities provided in the Code of Ethics.

•	Employees must report personal securities transactions and new brokerage accounts within thirty days after quarter-end.

•	The CCO may make a reasonable exception for a violation if no willful fraud, deceit or manipulative practice is determined. Exceptions are documented by memoranda.

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7. Insider Trading

BHMS’ Code forbids an officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material non-public information or communicating material non-public information to others in violation of the law. This Insider Trading Policy restates the Code’s specific provisions and prohibitions, applies to Access Persons, and extends to activities within and outside their duties at the Firm. Questions regarding the Firm’s policy and procedures should be referred to the Firm’s CCO.

BHMS’ policy statement on Insider Trading is detailed in its entirety in the Firm’s Code (pp. 6- 8), and prohibits an employee from acting upon, misusing, or disclosing any material non-public information, known as inside information. Inside information may include knowledge of any client’s portfolio holdings. Instances or questions regarding possible inside information must be immediately brought to the attention of an executive director or the CCO. Violations of the Firm’s policy will result in disciplinary action and/or termination, as provided in the Code.

•	When a report by an employee is made to the CCO or senior management of information that may be considered insider information, the CCO will determine whether to restrict trading by the Firm or its officer, director, or employee. Removing the trading restriction will be determined after review of the circumstances;

•	The CCO reviews reported personal investment activity for employee and employee-related accounts;

•	The CCO provides guidance to employees on a possible insider trading situation or question;

•	BHMS’ Insider Trading Policy is reviewed and evaluated annually and on a periodic basis and updated as appropriate; and

•	The CCO prepares a written report to management and/or legal counsel of a violation of the Firm’s Insider Trading Policy for implementing corrective and/or disciplinary action.

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8. Proxy Voting

For clients who so elect, BHMS has the responsibility to vote proxies for portfolio securities consistent with the best economic interests of the beneficial owners. BHMS maintains written policies and procedures as to the handling, research, voting, and reporting of proxy voting and makes appropriate disclosures about the Firm’s proxy policies and procedures to clients. BHMS provides information to clients about how their proxies were voted and retains records related to proxy voting.

To assist in the proxy voting process, BHMS retains the services of Glass Lewis & Co. Glass Lewis provides research on corporate governance, financial statements, business, legal and accounting risk and supplies proxy voting recommendations. Glass Lewis also provides proxy execution, record keeping, and reporting services.

Proxy Oversight Committee

•	BHMS’ Proxy Oversight Committee reviews and evaluates the data and recommendations provided by the proxy service along with its own internal research on each company to ensure that votes are consistent with the Firm’s policies and are in the best interest of the beneficial owners. Proxy votes must be approved by BHMS before submitting to the proxy service provider.

•	The Proxy Oversight Committee includes four portfolio managers, three research analysts, and three proxy coordinators. Research analysts participate based on industry coverage.

•	Domestic ballots and research recommendations are reviewed by the Proxy Coordinators and referred to analysts, portfolio managers or members of the proxy committee if the Glass Lewis recommendations are against management.

Types of Accounts

• U.S. Equity Accounts

The proxy coordinators review proposals and evaluate the proxy service provider’s recommendations. If further research is required, the proxy coordinators will direct the proxy service provider’s research to the analyst following the security. For Small Cap Value portfolios, the portfolio managers will review and make the voting decision. Generally, proposals are voted in accordance with the proxy service provider’s recommendations unless BHMS overrides a specific issue. The proxy coordinators approve voting decisions through the proxy service provider’s secure, proprietary, online system.

• Non-U.S. Value and Diversified Small Cap Value Accounts

Proxies are voted uniformly in accordance with the proxy service provider’s recommendations. The proxy service provider verifies that votes are received, voted, and recorded.

Conflicts of Interest

•	BHMS seeks to avoid conflicts of interest and proxies are voted uniformly in accordance with the Firm’s policies, including proxies of companies that are also clients.

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•	If a material conflict of interest exists, the proxy coordinators will determine whether it is appropriate to disclose the conflict with the affected clients, to give the clients an opportunity to vote the proxies themselves, or to address the voting issue through other objective means, such as voting in a manner consistent with a predetermined voting policy or receiving an independent third party voting recommendation.

Policies and Procedures

The Director of Equity Operations, who serves as a proxy coordinator, is responsible for implementing and monitoring BHMS’ proxy voting policy, procedures, disclosures and recordkeeping, including outlining our voting guidelines in our procedures. The Proxy Oversight Committee conducts periodic reviews to monitor and ensure that the Firm’s policy is observed, implemented properly, and amended or updated, as appropriate.

•	BHMS sends a daily electronic transfer of stock positions to the proxy service provider.

•	The proxy service provider identifies accounts eligible to vote for each security and posts the proposals and research on its secure, proprietary online system.

•	New or controversial issues are presented to the Proxy Oversight Committee for evaluation.

•	BHMS sends a proxy report to clients at least annually (or as requested by client), listing the number of shares voted and disclosing how proxies were voted.

•	Voting records are retained on the network, which is backed up daily. The proxy service provider retains records for seven years.

•	BHMS’ guidelines addressing specific issues are available upon request by calling 214-665- 1900 or by e-mailing: clientservices@barrowhanley.com.

•	The proxy coordinators retains the following proxy records in accordance with the SEC’s five-year retention requirement:

•	These policies and procedures and any amendments;

•	A record of each vote cast; and

•	Any document BHMS created that was material to making a decision on how to vote proxies, or that memorializes that decision.

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9. Performance Presentations for Existing Clients

BHMS prepares and distributes investment performance information for the Firm’s investment strategies and its clients. BHMS does not maintain custody of client assets. A client appoints a custodian to maintain its cash, securities, and other assets, and the client receives account statements directly from its custodian. Account holdings are balanced against the custodians’ records. The presentation of client-specific investment account holdings and investment performance is designed to accurately reflect the Firm’s management efforts on behalf of BHMS’ clients and present a detailed attribution of individual client investment results. This client-specific information is used to maintain existing client relationships.

BHMS’ policy requires that:

•	Client performance information and materials must be truthful and accurate;

•	Such materials must be prepared and presented in a manner consistent with applicable rules and regulatory guidelines;

•	Certain composite materials claiming GIPS compliance will have the proper appearance and disclosures;

•	Client-specific information be reviewed as appropriate by the Firm’s portfolio managers, client portfolio managers, , and client service administrators; and

•	The use of any performance information or materials that may be misleading, fraudulent, deceptive, and/or manipulative is prohibited.

The Firm’s client service is handled primarily by its client portfolio managers, client service administrators, and portfolio management teams, who prepare quarterly investment strategy and performance review newsletters for the Firm’s clients. These newsletters include detailed performance for the Firm’s client accounts for the related period, as well as comments on the current investment market environment. The performance information in these reports is pulled from Axys and analytical software and is compiled by the client services group and reviewed by additional operations personnel and the client portfolio manager or portfolio manager responsible for the client relationship.

Through Axys, BHMS updates performance in compliance with applicable GIPS requirements and has crafted additional policies and procedures for GIPS compliance. The director of equity operations and the head of fixed income operations are responsible for the maintenance and daily updating of the performance files for accounts for their respective departments, and for reviewing the performance files at least weekly. The GIPS compliance policies are monitored by the GIPS coordinator and the Performance Committee.

The director of equity operations and head of fixed income operations are also responsible for maintaining, as part of the Firm’s books and records, copies of performance materials, including the supporting records to demonstrate the calculation of performance information for the performance information period consistent with applicable recordkeeping requirements.

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10. Performance and Advertising for Marketing

BHMS prepares and distributes investment performance information about the Firm’s investment strategies for its clients and prospective clients. The presentation of composite performance information is treated as advertising/marketing material and is designed to obtain new clients.

BHMS’ policy requires that:

•	Composite performance information and materials be truthful and accurate;

•	Such materials be prepared and presented in a manner consistent with applicable rules and regulatory guidelines;

•	Certain composite material may claim GIPS compliance and will have the proper appearance and disclosures;

•	Investment performance information and materials be reviewed, as appropriate, by the director of client development (marketing); and

•	The use of performance information or materials that may be misleading, fraudulent, deceptive, and/or manipulative is prohibited.

Representative portfolio holdings for selected BHMS investment strategies are provided upon request to consultants and prospective clients. Such holdings may be requested for the purpose of analysis, or to gain a better understanding of the implementation of the Firm’s strategies. Holdings information provides a snapshot of a representative portfolio for a particular investment strategy (similar to holdings information provided by mutual funds) as of a given date, but does not provide detailed buy and sell information. No client or account identifying information is associated with the holdings.

BHMS updates performance in compliance with applicable GIPS requirements through Axys. The director of equity operations and the director of fixed income operations are responsible for the maintenance and daily updating of the performance files for composites for their respective departments, and for reviewing the performance files at least weekly. Composite performance for the majority of the Firm’s marketed strategies is verified quarterly by an outside firm, Ashland Partners & Company, LLP.

The director of equity operations and the director of fixed income operations are also responsible for maintaining, as part of the Firm’s books and records, copies of applicable performance materials, including supporting records, to demonstrate the calculation of performance information for the performance information period, consistent with applicable recordkeeping requirements.

Performance Presentation for Marketing

The director of client development is responsible for implementing and monitoring the Firm’s policy for the preparation, review, and approval of the presentation of performance information used in marketing materials. Prior to use, performance information and materials must be reviewed and approved, as appropriate, by the director of client development and the CCO. The marketing staff maintains logs of RFPs and finals’ pitch books that are prepared to market the Firm’s investment services. The initialing and dating of certain marketing materials by the marketing staff or CCO will document the appropriate approval. The Marketing department is

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responsible for maintaining copies and records of applicable advertising/marketing materials, including any reviews and approvals, for a period of five years.

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11. Client Privacy and Duty of Confidentiality

BHMS has a duty to protect the “non-public personal information” of clients and to disclose to such persons the policy for protecting that information. Non-public personal information includes non-public “personally identifiable financial information”, in addition to any list, description, or grouping of clients, and may include personal financial and account information, information relating to services performed for, or transactions entered into on behalf of clients, advice provided by BHMS to clients, and data or analysis derived from such non-public personal information. BHMS employees are bound by its Duty of Confidentiality in the Firm’s Code (p. 8) to keep confidential any non-public information obtained in the course of employment at BHMS. The Firm’s personnel have the highest fiduciary obligation not to reveal or disclose confidential company information to a party that does not have a clear and compelling need to know such information, and to safeguard all client information. BHMS will not disclose client information unless the Firm is required by law, is directed by the client to do so, or if such information is necessary to provide the client with the Firm’s services.

What information does BHMS collect, maintain, and communicate?

BHMS collects and maintains a client’s personal information in order to provide investment management services to its clients. The information the Firm collects and maintains includes:

•	Information received from the client to open an account or provide investment advice to the client (such as home address, telephone number, identification details and financial information);

•	Information generated to service a client’s account (such as trade tickets and account statements); or

•	Information the Firm may receive from third parties with respect to a client’s account (such as trade confirmations from brokerage firms or custodians).

BHMS will not disclose any personal information about a client or a client’s account(s) unless one of the following conditions is met:

•	The Firm has reason to believe the recipient is a client’s authorized representative; or

•	The Firm is required or permitted by law to disclose information to the recipient.

•	BHMS Marketing may provide Top Ten or other general holdings lists for marketing purposes, as defined in our Performance/Advertising for Marketing Policy.

How does BHMS protect a client’s personal information?

To fulfill the Firm’s privacy commitment, BHMS has instituted Firm-wide practices to safeguard the information maintained about a client. These practices include:

•	Adopting policies and procedures to place physical, electronic, and other safeguards to keep a client’s personal information safe and properly dispose of the confidential information by shredding or destroying it;

•	Limiting access to personal information to those employees who need it to perform their job duties; and

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•	Requiring third parties that perform services for the Firm to agree by contract to keep a client’s information strictly confidential.

Even if a client decides to close its account(s) or becomes an inactive client, the Firm will adhere to the privacy policies and practices described above.

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12. Books and Records/Corporate Records

BHMS maintains various books and records, including electronic records, physical documents and correspondence. All corporate records and related business records are kept on a current and accurate basis, and are subject to periodic regulatory examination as required under Rule 204(2). The Firm’s policy is detailed below:

•	Maintain firm and client files and electronic records in a secure, appropriate, current, accurate and well-organized manner in various departments/areas of the Firm depending on the nature of the files and records including the Firm’s corporate data network, desk files, permanent files, backup discs and tapes, and historical files.

•	BHMS corporate records will be maintained for the life of the Firm in a secure manner and location, and for at least an additional three years after the termination of the Firm.

•	Maintain required firm and client records and files for at least the first two years and in a readily accessible on-site location, and for an additional period, for a total of five to seven years or longer from the end of the applicable fiscal year. The Firm’s advertising, corporate existence records, and performance records as evidence of the composite(s) construction, and certain other business records are kept for longer periods.

•	Electronic mail, document attachments and any other electronic communications are treated as written communications and all such communications shall be retained and archived in the manner in which they are received, for a minimum of the required five years, six years or longer. BHMS subscribes to an outside email archiving service for retention and monitoring of all email received or sent by employees of the Firm.

Each department manager is responsible for implementing and monitoring our records policy, practices, and recordkeeping. BHMS’ corporate records are audited annually by outside auditors and reviewed and updated periodically by the directors of the Firm so as to remain current and accurate with the Firm’s regulatory filings. The Firm’s filing systems for records, files or electronic media are designed to meet the Firm’s policy, business needs, and regulatory requirements and require:

•	Arranging for easy location, access and retrieval

•	Having the ability to provide legible, true and complete copies;

•	Making back-up files and separate storage of electronic media records;

•	Reasonably safeguarding all files, including e-mails and electronic media, from loss, alteration, or destruction, for the protection of client privacy, and business confidentiality;

•	Limiting access by authorized persons to BHMS’ records; and

•	Ensuring accuracy of any scanned records.

BHMS keeps and maintains, among others, the following books and records:

•	Financial statements, journals, ledgers, bank statements and documents, bills and other financial business records;

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•	Written and electronic communications to/from clients, other business communications, and electronic communication through the Firm’s server;

•	Written contracts, contract amendments, side letters, investment guidelines or policy statements;

•	Performance advertising, advertisements/reprints, composite documentation;

•	Trade tickets, trade order instructions, trade blotters, pre-trade and post trade allocations, both hard copy and electronic records, trade cost analysis memos, and soft dollar documentation;

•	Current Form ADV Parts 1 and 2 and historical filings, a list of clients who received the ADV annually, and other regulatory filings;

•	Code of Ethics and all revisions, employee acknowledgement certifications, any Code violation memorandums, employees’ personal trading documentation in compliance with the Code’s provisions;

•	Compliance Policies & Procedures documents and revisions, and other internal policies and procedures and revisions;

•	Compliance program documents and annual review material;

•	Proxy records including policies and procedures, votes, and client requests; and

•	Other business records, as appropriate, not specified above.

BHMS reviews and destroys certain current client and firm records by shredding the documents on site or bundling documents for shredding by an outside service. Other aged records are destroyed by an outside contractor after being retained for the appropriate period(s) as indicated in the first paragraph of this policy to ensure the safeguarding of client information.

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13. Advisor Registration, Disclosure Documents, and Regulatory Reporting

BHMS maintains and renews its adviser registration on an annual basis and for material changes throughout the year. BHMS maintains and renews appropriate state regulatory filings, and foreign country exemption filings as required by each country’s securities regulations, as appropriate to our client base and local country investments. The CCO has the responsibility for maintaining BHMS’ Form ADV and oversight of regulatory filings.

Regulatory filings for the Firm are to be made promptly and accurately including:

•	Form ADV Parts 1 and 2;

•	Form 13F and13G filings for shareholder disclosure;

•	Form 13H Large Trader Identification registration and LTID number;

•	Canadian exemption from registration under NI31-103;

•	Australian exemption from registration under ASIC CO 03/1100;

•	Irish Financial Services Regulatory Authority (IFSRA) approval to do business.

•	NY Federal Reserve Non-US holdings report;

•	State of Texas RIA licenses; and

•	State residences and/or countries of domicile of the Firm’s advisory clients and maintaining registration within the appropriate jurisdictions.

•	Non-U.S. shareholdings and filing disclosures according to certain foreign country’s regulation requirements.

BHMS complies with relevant regulatory requirements and maintains our Form ADV Parts 1 and 2 on a current and accurate basis. The Firm’s Form ADV provides information about the Firm’s advisory services, business practices, professionals, and policies, and discloses any actual and potential conflicts of interest, among other things.

•	Senior management, the director of client development, and the CCO, will review the Firm’s complete Form ADV Parts 1 and 2 on a periodic basis to ensure Form ADV is current, accurate, and consistent with the Firm’s current services, business practices, fees, investment professionals, affiliations and conflicts of interest, among other disclosures.

•	BHMS makes an annual filing of Form ADV within 90 days of the end of each fiscal year (annual updating amendment) to update certain information required to be updated on an annual basis. Form ADV is filed through the IARD system and disclosures are made public through IARD.

•	Necessary changes or updates to Form ADV are made by the CCO in a prompt and timely manner as required, and the Firm maintains records of the filings and amendments.

•	Employees should report to the CCO information in Form ADV Part 1 or 2 that he/she believes to be materially inaccurate or omitted material information.

•	BHMS sends an updated Form ADV Part 2 to its clients annually, and maintains a document evidencing delivery of Form ADV.

•	The CCO will maintain records and dated copies of BHMS’ complete Form ADV Parts 1 and 2 so as to be able to identify which Form ADV was in use at any time.

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•	The client development staff of BHMS will provide a copy of the Firm’s current Form ADV Part 2 to prospective clients prior to or at time of entering into an advisory agreement with a client.

•	The director of equity operations and compliance administrator review the Firm’s holdings and ensure current filing of Forms 13F and 13G requirements and the compliance administrator will make such filings and keep appropriate records as required.

•	The CCO monitors the non-U.S. shareholdings and filing requirements to ensure accurate and current disclosure under each foreign country’s regulations.

•	The CCO monitors the state and country domiciles/residences of the Firm’s clients and the Firm will not provide advisory services unless appropriately registered as required or other exemption exists.

•	The CCO monitors the requirements for non-U.S. or foreign/country regulations for our non-U.S. clients, monitors industry or security specific regulations for non-U.S. holdings, and is responsible for ensuring that appropriate measures are taken to avoid violation of any foreign country, state or other securities laws.

•	The CCO monitors additional filings and reporting requirements for OMAM, under the Firm’s holding company arrangement, including risk exposure in various investments or markets.

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14. Disaster Recovery

BHMS has developed disaster recovery and business continuity plans designed to ensure the continuance of our business in the event of a local disaster or disruption of activity or accessibility to our Dallas Office. The BHMS Business Impact Analysis identifies critical business functions in order to address each business units’ dependency on critical systems and applications. This analysis includes downtime tolerance, recovery time objectives and available manual workarounds. BHMS has adopted policies and procedures to the extent practicable for disaster recovery and continuation of the Firm’s business in the event of a disaster or disruption that are designed to allow BHMS to minimize business disruption, resume providing service to its clients in as short a period of time as possible, and are designed to address those specific types of disasters that BHMS might reasonably face given its business and location.

The IT manager, director of equity operations, and CCO are responsible for maintaining and implementing BHMS’ disaster recovery and business continuity plan. BHMS has a disaster recovery site located at 329 Oaks Trail, Suite 139, Garland, Texas.

The following individuals have the primary responsibility for implementing and monitoring the Firm’s disaster recovery policy:

•	Senior management is responsible for determining whether a business interruption or disaster has occurred and for initiating the firm’s disaster recovery plan.

•	The IT manager is responsible for following a disaster recovery decision matrix to determine appropriate measures and procedures to initiate for the business interruption or disaster.

•	The IT manager is responsible for data protection, back-up and recovery procedures.

•	The IT manager is responsible for designating back-up storage locations(s) and person(s) responsible to maintain back-up data in separate locations.

•	The IT manager, director of equity operations and Firm department managers work together to identify mission critical personnel in the event of an emergency or disaster, obtaining information and distributing this information to personnel.

•	The IT manager is responsible for maintaining the disaster recovery site. CMC Network Solutions provides technical assistance and backup for the IT manager.

•	The Firm’s receptionist is responsible for establishing a back-up telephone/communication system for clients, employees and others to contact BHMS and for the Firm to contact clients. The receptionist will distribute voicemail and/or email to employees, vendors, or others who may be necessary to continue appropriate business functions.

•	Employees and clients may access the Firm’s website at www.barrowhanley.com for current information and instructions in the event of a disaster. A member of the marketing staff is responsible for contacting OM, our web host, with communications updates to the BHMS website for employees and clients. Equity traders will establish communication with portfolio managers through email, and/or cell phone, via calls or text messaging.

•	Client service administrators are responsible for email communications with client portfolio managers, portfolio managers, other employees, and clients.

•	The IT manager is responsible for determining and assessing back-up systems for key vendors and mission-critical service providers.

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•	Certain employees may access the BHMS network remotely to perform their job duties. For security purposes, all remote access should be restricted to key business functions and terminated during periods of inactivity.

•	The disaster recovery plan will be reviewed and tested periodically through the calendar year, and a full test of the systems and functions, staff training will be conducted at least annually.

•	The IT manager is responsible for conducting periodic and annual testing of the disaster recovery plan and for the training of BHMS personnel. Each department manager will designate staff members to travel to the DR site to conduct work-flow activity, document the work, and report any problems in executing duties.

•	The IT Manager and senior compliance administrator will oversee the annual DR test, manage the employees’ timely participation, document the results of the test, and prepare a final report of the test results.

•	The DR Test results will be analyzed by the IT manager, director of equity operations and CCO for correction, effectiveness, and determination of adequate or additional needed resources. Critical failures or issues are reported to senior management.

In the event of a business interruption or disaster, BHMS will use telephone, cell phones, email and the Firm’s website, www.barrowhanley.com, to communicate with its employees and clients, if these means of communications are available; cell phones are the first option for employee contact. The BHMS main phone line is monitored during all business hours, and clients may reach the Firm through the main number, 214-665-1900.

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APPENDICES

Appendix A – Organization Chart

Appendix B – Code of Ethics

Appendix C – Employee Acknowledgement

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Appendix A

OLD MUTUAL plc

OLD MUTUAL ASSET MANAGEMENT (US) LLC

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Equity Management

James Barrow, *Executive Director, Portfolio Mgr.*
Tim Culler, *Managing Director, Portfolio Mgr., CFA*
Jeff Fahrenbruch, *Managing Director, Portfolio Mgr., CFA*
David Ganucheau, *Managing Director, Portfolio Mgr., CFA*
Mark Giambrone, *Managing Director, Portfolio Mgr.*
John Harloe, *Managing Director, Portfolio Mgr., CFA*
David Hodges, *Managing Director, Portfolio Mgr., CFA*
Cory Martin, *Managing Director, Portfolio Mgr.*
James McClure, *Managing Director, Portfolio Mgr., CFA*
Ray Nixon, *Executive Director, Portfolio Mgr.*
Lewis Ropp, *Managing Director, Portfolio Mgr.*
Rand Wrighton, *Managing Director, Portfolio Mgr., CFA*

TJ Carter, *Analyst, CFA, CPA*
Jane Gilday, *Managing Director, Analyst, CFA*
Monroe Helm, *Director, Analyst*
Coleman Hubbard, *Analyst*
Pranay Laharia, *Director, Analyst, CFA*
Caroline Le Feuvre, *Analyst*
Eric Micek, *Analyst, CFA*
Michael Nayfa, *Director, Analyst, CFA*
Terry Pelzel, *Director, Analyst, CFA*
Brian Quinn, *Director, Analyst, CFA*
Mike Wetherington, *Director, Analyst, CFA*
Sherry Zhang, *Director, Analyst, CFA*

Matt Egenes, *Director, Client Portfolio Manager, CFA*
Kirby Smith, *Director, Client Portfolio Manager, CFA*
Bill Underwood, *Director, Client Portfolio Manager*

Jim McCormack, *Portfolio Analytics Specialist*

Equity Trading

Jason Skinner, *Director, Head Trader*
Aaron Skipwith, *Director*
Dhruv Khade

Equity Portfolio Administration

Betty Cummins, *Director*

Client Service
Beth May
Donna Simmel, *PHR*
Barbara Stewart
Jennifer Taylor

Operations
Stephanie Manter, *Mgr., CFA*
Michelle Berning
Shelly Clements
Rebecca Curry
CJ Mozur
Nancy Pottinger

Fixed Income Management

David Hardin, *Managing Director, Portfolio Mgr.*
Mark Luchsinger, *Managing Director, Portfolio Mgr., CFA*
Scott McDonald, *Managing Director, Portfolio Mgr., CFA*
Debbie Petruzzelli, *Managing Director, Portfolio Mgr.*
John Williams, *Managing Director, Portfolio Mgr., CFA*

Rahul Bapna, *Director, Analyst, CFA*
Shannon Hogan, *Analyst, CFA*
Justin Martin, *Analyst, CFA*
Erik Olson, *Managing Director, Analyst*
Matt Routh, *Analyst, CFA*

Eddie Guerra, *Director, Client Portfolio Manager*

Sherry Lantis, *Trader*

Fixed Income Operations

Deborah Anderson, *Director*

Pamela Cullum
Angela Denslow
Belinda Dooley
Mari Farmer
Kendra Richey

Compliance

Patricia Andrews, *Director, Chief Compliance & Risk Officer, IACCP*

Dawn Gochinas
Hannah Mulvey
Laura Jirele-Borleske, *CFA, CIPM*

Finance

Erin Sisson, *Controller, CPA*

Client Development

Robert Barkley, *Managing Director*
Hunter Wood, *Director*
Lin Fitzenhagen, *Director, CFA*

Bonnie Dieckmann, *Director*

Monica Guerrero
Beth Loucks
Brad Mickelson
Elizabeth Mitts
Melissa Morgan
Liz Richardson

Information Technology

Larry Singleton
Russell Williams

Office Management

Linda Miller, *Director*
Verda McComas
Kittie Perkins
Melinda Wileman

As of July 2014

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, LLC (the “Firm” or “BHMS”) has adopted this Code of Ethics (“Code”) in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Section 17(j) of the Investment Company Act of 1940. This Code was originally adopted on November 28, 1983, and was last amended on December 31, 2013. The Code requires the Firm’s Access Persons to comply with the federal securities laws, sets standards of business conduct required of the Firm’s supervised persons and addresses conflicts that arise from personal transactions and other activity by Access Persons. The policies and procedures outlined in the Code are intended to promote compliance with fiduciary standards by the Firm and its Access Persons. As a fiduciary, the Firm and its employees (i) have the responsibility to render professional, continuous and unbiased investment advice, (ii) owe its clients a duty of honesty, good faith and fair dealing, (iii) must act at all times in the best interests of clients, and (iv) must avoid or disclose conflicts of interest.

A.	This Code of Ethics is designed to:

1.	Set standards for ethical conduct based on fundamental principles of openness, integrity, honesty and trust;

2.	Protect the Firm’s clients by deterring misconduct;

3.	Educate the employees regarding the Firm’s expectations and the laws governing their conduct;

4.	Remind employees that they are in a position of trust and must act with complete propriety at all times;

5.	Protect the reputation of the Firm;

6.	Guard against violations of the securities laws; and

7.	Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principles.

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B.	The Code of Ethics is based upon the principle that the directors, officers and employees of the Firm owe a fiduciary duty to the clients of the Firm to conduct their affairs, including their personal transactions, in such a manner as to avoid:

1.	Serving their own personal interests ahead of clients;

2.	Taking inappropriate advantage of their position with the Firm; and

3.	Any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

C.	This fiduciary duty includes the duty of the Chief Compliance Officer (“CCO”) of the Firm to maintain, monitor and enforce the Code, periodically review and amend the Code, report material violations of this Code to the Firm’s Board of Managers and any client, as required.

D.	The Code contains provisions reasonably necessary to prevent Access Persons from violating the standards, and procedures reasonably designed to prevent violations of the Code. Each Access Person at the commencement of their employment must certify, by their signature on Exhibit A, their understanding of the Code’s requirements and their acknowledgement to abide by all of the Code’s provisions. Each Access Person must re-certify their understanding and acknowledgement of the Code annually, and any time the Code is amended.

DEFINITIONS

The following terms are used throughout this Code and are defined here to describe, explain or make clear their use and purpose for the Code’s provisions and prohibitions.

A.	“Access Person” means any director, officer, general partner, Advisory Person, Investment Personnel, Portfolio Manager, or employee of the Firm. The CCO may, in her discretion, designate other individuals (e.g. consultants, interns and temporary employees) that have access to client information as Access Persons of the Firm. The CCO may exempt certain Access Person(s) that are subject to another code of ethics that has been approved by the CCO from certain provisions of this Code.

B.	“Advisory Person” means any person in a Control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a security by the Firm.

C.	“Affiliated Company” means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.

D.	“Black-out Period” means the number of days designated by the Code whereby an Access Person shall not trade a Reportable Security, as prohibited in Restrictions for Access Persons.

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E.	“Business Entertainment” means an Access Person’s participation in lunches, dinners, cocktail parties, sporting activities or similar business gatherings conducted for business purposes. Business Entertainment is not a Gift.

F.	“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall generally be presumed to control such company. Any Person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company. A Person shall be presumed not to be a Control Person.

G.	“Gift” means cash or any item of value.

H.	“Government Entity” means any state or local government agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (i.e. defined benefit pension plan, separate account or general fund); and any participant-directed government plan.

I.	“Investment Personnel” means: (i) any Portfolio Manager of the Firm and (ii) securities analysts, traders, portfolio specialists and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager’s decisions.

J.	“Managed Fund” means any Reportable Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

K.	“Person” means any Person or a company.

L.	“Political Action Committee” or “PAC” means an organization whose purpose is to solicit and make Political Contributions.

M.	“Political Contribution” means any Gift, subscription, loan, advance, or deposit of money (such as gift certificates or merchandise), or anything of value made for:

1.	The purpose of influencing any election,

2.	The payment of debt incurred in connection with any such election,

3.	Transition or inaugural expenses of the successful candidate for office,

4.	Coordinating contributions through bundling or facilitating the contributions of other persons or PACs.

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Examples of contributions include the cost of attending fundraising events, payments to bond ballot campaigns, or expenses incurred in connection with fundraising or other volunteer activities (e.g., hosting a reception).

N.	“Political Fundraising Activities” include, but are not limited to, the following activities on behalf of a state or local candidate or official:

1.	Coordinating contributions (generally, bundling, pooling, or otherwise facilitating the contributions made by other persons),

2.	Soliciting contributions (generally, communicating, directly or indirectly, for the purpose of obtaining or arranging a Political Contribution), or

3.	Directing fundraising efforts.

O.	“Portfolio Directional Trade” means a trade directed by a Portfolio Manager intended to increase or decrease a security weighting in a client account. This is a separate type of trade from a trade required to satisfy a client’s cash-flow request.

P.	“Portfolio Manager” means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

Q.	“Reportable Account” means any account maintained with a bank, broker or other entity in which an Access Person or Family Member owns Reportable Securities or the ability to transact in Reportable Securities, or has discretion to trade on behalf of another.

R.	“Reportable Fund” means any fund registered under the Investment Company Act where the Firm or an Affiliated Company acts as the investment adviser or principal underwriter for the fund. A list of Reportable Funds is available from the Compliance Department.

S.

“Reportable Security” means any note, stock, treasury stock, bond, debenture, exchange-traded fund (ETF), evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security or on any group or index of Reportable Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, Reportable Fund(s) and hedge fund(s). Reportable Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase

Code of Ethics	4	12/31/2013

agreements, shares issued by mutual funds that are not Reportable Funds, and unit trusts that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

T.	“Solicit a Government Entity for Investment Advisory Services” means a direct or indirect communication with a state or local Government Entity for the purpose of obtaining or retaining investment advisory services business including, but not limited to, the following:

1.	Leading, participating in or merely being present at a sales/solicitation meeting with a state or local Government Entity, such as a government pension plan or general fund;

2.	Otherwise holding oneself out as part of the BHMS’ sales/solicitation effort with a state or local Government Entity;

3.	Signing a submission to an RFP in connection with BHMS’ business;

4.	Making introductions between government officials and BHMS.

U.	“State or Local Official(s)” means any person, including any election committee for such person, who was, at the time of a Political Contribution, an official, incumbent, candidate, or successful candidate for elective office of a state or local government, including, but not limited to, any state or local agency, authority, or instrumentality.

INSIDER TRADING POLICY

The Firm’s Insider Trading Policy applies to every officer, director and employee and extends to activities within and outside of his/her duties at the Firm, and any questions regarding this policy and procedures should be referred to the Firm’s Chief Compliance Officer.

A.	In compliance with Section 204A of the Advisers Act, the Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material non-public information or communicating material non-public information to others in violation of the law, frequently referred to as “insider trading”.

B.	The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in Reportable Securities (whether or not one is an “insider”) or to communicate material non-public information to others. The term “insider information” includes non-public facts about a publicly traded company that may be used to a Person’s financial advantage when trading shares of the Company, and includes information about the firm’s securities recommendation, and client holdings and transactions. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

Code of Ethics	5	12/31/2013

1.	Trading by an insider, while in possession of material non-public information; or

2.	Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

3.	Communicating material non-public information to others in a breach of fiduciary duty.

C.	Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities whether it is determined factual or spreading a rumor. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company’s business. For example, material information about the contents of any upcoming newspaper column may affect the price of a security, and therefore may be considered material. Disclosure of a mutual fund client’s holdings or any client’s holdings that are not publicly available may be considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality of this Code.

D.	Information is non-public until it has been effectively communicated to the marketplace. A Person must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in the media, internet or other publications of general circulation would be considered public. A Person should be particularly careful with information received from client contacts at public companies, or through their position with BHMS.

E.	Each Person must consider the following before trading for themselves or others in the Reportable Securities of a company about which that Person has potential inside information:

1.	Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially affect the market price of the Reportable Securities if generally disclosed?

2.	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

F.	The role of the Firm’s Chief Compliance Officer is critical to the implementation and maintenance of the Firm’s policy and procedures against insider trading. If, after consideration of

Code of Ethics	6	12/31/2013

the above, a Person believes that the information is material and non-public, or if a Person has questions as to whether the information is material and non-public, employee should take the following steps:

1.	Report the matter immediately to the Firm’s Chief Compliance Officer or an Executive Director. After the CCO or Executive Director has reviewed the issue, the employee will be instructed to continue the prohibition against trading and communication, or will be allowed to trade and communicate the information.

2.	Do not purchase or sell the securities on behalf of him/herself or others. The Firm may determine to restrict trading in the security for Access Persons, for the clients’ portfolios or both.

3.	Do not communicate the information inside or outside the Firm, other than to the Firm’s Chief Compliance Officer or an Executive Director for reporting purposes.

G.	“Insider information” may not be communicated to anyone, including Persons within the Firm, except as provided above. However, the Chief Compliance Officer or an Executive Director may communicate potential insider information to outside counsel and compliance/legal personnel at Old Mutual U.S. Holdings, Inc., the Firm’s parent company for consultative purposes. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted. The Chief Compliance Officer will review and document appropriately each circumstance where the possibility of insider information has been reported.

DUTY OF CONFIDENTIALITY

Employees of the Firm shall keep confidential at all times any non-public information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

A.	Information about the clients’ accounts, including account holdings, recent or impending securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients’ accounts;

B.	Information about the Firm’s clients and prospective clients’ investments and account transactions;

C.	Information about other Firm personnel, including their pay, benefits, position level and performance rating; and

D.	Information about the Firm’s business activities, including new services, products, technologies, and business initiatives.

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The Firm’s personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information, and to safeguard all client information. Our Privacy Policy for safeguarding clients’ personal information is stated in our Compliance Policies & Procedures, Item 11.

RESTRICTIONS FOR ACCESS PERSONS

In an effort to comply with federal securities regulations and the high standards BHMS has set to avoid potential conflicts of interest, the following restrictions have been adopted:

A. General Restrictions for Access Persons. As defined by this Code, all employees of the Firm are identified as Access Persons and are subject to the following restrictions:

1.	Prohibition on Accepting Gifts of More than de Minimis Value. Access Persons are prohibited from accepting any Gift, or other item(s) of more than de minimis value from any Person or entity that does business with or on behalf of the Firm without pre-approval of the Chief Compliance Officer. The de minimis amount for this Code shall be $100 per individual recipient and is considered to be the annual receipt of Gift(s) from the same source valued at up to $100, when the Gifts are in relation to the conduct of the Firm’s business. A Gift does not include Business Entertainment. However, no Access Person may accept extravagant or excessive Business Entertainment from any person or entity that does or seeks to do business with or on behalf of the Firm. Any exceptions to this policy must be approved by the Firm’s Chief Compliance Officer. Access Persons will report quarterly the receipt of any Gifts.

2.	Prohibition on Giving Gifts of More than a De Minimis Value. Access Persons are prohibited from giving any Gift or other item(s) of more than de minimis value to any Person or entity that does business with or on behalf of the Firm without pre-approval of the Chief Compliance Officer. The de minimis amount for this Code shall be $250 per individual recipient and is considered to be the annual giving of Gifts to the same Person valued at up to $250 when the Gifts are in relation to the conduct of the Firm’s business. A Gift does not include Business Entertainment. However, no Access Person may provide extravagant or excessive Business Entertainment to a client, prospective client or any person or entity that does or seeks to do business with or on behalf of the Firm. Any exceptions to this policy must be approved by the Firm’s Chief Compliance Officer. Access Persons will report quarterly the provision of any Gifts. ERISA and Taft Hartley regulations have specific limitations for Gifts and Entertainment and reporting requirements when Gifts are given, the Chief Compliance Officer should be notified when giving a gift to an ERISA or Taft Hartley client to ensure proper reporting to that client.

Code of Ethics	8	12/31/2013

3.	Prohibition on Service as a Director or Public Official. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company, or any for-profit company, without prior authorization of an Executive Director and the Chief Compliance Officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm’s clients. Authorization of board service shall be subject to the implementation by the Firm of a “Chinese Wall” or other procedures to isolate such Investment Personnel from making decisions about trading in that company’s securities.

B.	Personal Trading Restrictions for Access Persons. As defined by this Code, all employees of the Firm are identified as Access Persons and are subject to the following restrictions:

1.	Prohibition on Initial Public Offerings. Access Persons are prohibited from acquiring securities in an initial public offering.

2.	Prohibition on Private Placements. Access Persons are prohibited from acquiring securities in a private placement without prior approval from the Firm’s Chief Compliance Officer. In the event an Access Person receives approval to purchase securities in a private placement, the Access Person must disclose that investment if he/she plays any part in the Firm’s later consideration of an investment in the issuer.

3.	Prohibition on Options. Access Persons are prohibited from acquiring or selling any option on any security.

4.	Prohibition on Short-selling. Access Persons are prohibited from selling any security that the Access Person does not own, or otherwise engaging in “short-selling” activities.

5.	Prohibition on Short-term Trading Profits. Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) Reportable Securities within 60 calendar days. Profits realized on such short-term trades shall generally be subject to disgorgement.

6.	Prohibition on Short-term Trading of Managed Funds. Access Persons are prohibited from short-term trading of any Managed Fund shares. For the purpose of the Code short-term trading is defined as a purchase and redemption/sell of a Managed Fund’s shares within 30 calendar days. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases and/or Voluntary Deferral Plan “VDP” contributions.

C.	Political Contribution and Charitable Contribution Restrictions for Access Persons. As defined by this Code, all employees of the Firm are identified as Access Persons and are subject to the following restrictions:

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1.	Prohibition on Certain Political or Charitable Contributions. Access Persons may not make Political Contributions in the name of the Firm or personally for the purpose of obtaining or retaining advisory contracts with government entities or for any other business purpose. Access Persons also may not consider any of the Firm’s current or anticipated business relationships as a factor in soliciting or making Political or charitable Contributions. Charitable contributions made as part of the Firm’s formal charitable efforts and not for the purpose of obtaining or retaining advisory contracts with government entities may be made in the name of the Firm payable directly to the tax-exempt charitable organization.

2.	Pre-clearance of Political Contributions and Fundraising Activities. All Access Persons and their Family Members must obtain approval in advance from the Chief Compliance Officer before: (i) making any Political Contribution to any state, or local candidate, or official running for state or local office, or candidate for a federal office who is currently a State or Local Official, and, (ii) participating in any Political Fundraising Activities. Political Contributions and Political Fundraising Activity will be approved on a case-by-case basis. Pre-clearance should be obtained prior to making a Political Contribution or participating in a Political Fundraising Activity by completing and submitting a Personal Political Contribution Pre-clearance Form for fundraising activity in the PTA system or Exhibit E. The Chief Compliance Officer will review each request to determine whether the Political Contribution or Political Fundraising Activity is permitted under applicable law and is consistent with this policy.

3.	Political Contributions to Candidates for state or local office are limited to $350 where the Access Person or their Family Member is Eligible to Vote for such candidate. Contributions to candidates for state or local office are limited to $150 where the Access Person or their Family Member is not entitled to vote for such candidate. Access Persons and their Family Members are also required to obtain advance approval from the Chief Compliance Officer before they participate in any Political Fundraising Activity.

4.	Indirect Action by an Access Person. Access Persons are prohibited from doing anything indirectly that, if done directly, would result in a violation of applicable law or this policy. For example, it is a violation of this policy for an Access Person to direct someone on their behalf to make a Political Contribution in excess of applicable limits.

D.	Black-out Restrictions for Access Persons. All Access Persons are subject to the following Black-out Period restrictions when their purchases and sales of Reportable Securities may coincide with trades by any client of the Firm:

1.	Purchases and Sales on the Same Day as a Trade by a Client. Access Persons are generally prohibited from purchasing or selling any Reportable Security on the same day that a trade is executed in that same security for a client account.

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2.	Purchases and Sales Within Three Days Following a Trade by a Client. Access Persons are generally prohibited from purchasing or selling any security within three calendar days after any client has traded in the same security by a Portfolio Directional Trade. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the Chief Compliance Officer shall determine the course of corrective action.

3.	Purchases Within Three Days Before a Purchase by a Client. Access Persons are generally prohibited from purchasing any security within three calendar days before any client has traded in the same security by a Portfolio Directional Trade. In the event that an Access Person purchases a security within three calendar days before any client purchases the same security, the Chief Compliance Officer shall determine the course of corrective action.

4.	Sales Within Three Days Before a Sale by a Client. Access Persons are generally prohibited from selling any security within three calendar days before any client has traded in the same (or a related) security by a Portfolio Directional Trade. In the event an Access Person sells a security within three days before any client sells the same (or a related) security, the Chief Compliance Officer shall determine the course of corrective action.

EXEMPTED TRANSACTIONS

Certain prohibitions of Restrictions for Access Persons, Sections B. and D., shall not apply to:

A.	Purchases or sales affected in any account over which the Access Person has no direct or indirect influence or Control as defined in Definitions, Section G.

B.	Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

C.	Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases and VDP contributions; and

D.	Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Reportable Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

E.	Purchases and sales in shares of unaffiliated mutual funds, specifically electronically traded funds, “ETFs”. ETF holdings must be reported annually and transactions must be reported quarterly; however, generally they do not require pre-clearance.

F.	In addition to the above exemptions, the Chief Compliance Officer may make exceptions to the restrictions imposed upon Access Persons on a case-by-case basis, as deemed appropriate by the

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Chief Compliance Officer, and which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any client.

COMPLIANCE PROCEDURES

A.	Sungard Protegent PTA System. All Access Persons should use the Sungard Protegent PTA (“PTA”) system for general reporting requirements under this Code. Certain transactions may require written pre-clearance and reporting on Reports identified as Code Exhibits A, B, C, D or E, and these forms may be obtained from the Chief Compliance Officer.

B.	Records of Reportable Securities Transactions. All Access Persons must notify the Firm’s Chief Compliance Officer if they have opened Reportable Account during the quarter. Access Persons must direct their brokers to provide the Firm’s Chief Compliance Officer with duplicate brokerage confirmations of their Reportable Securities transactions and duplicate statements of their Reportable Account(s).

C.	Pre-clearance of Reportable Securities Transactions. All Access Persons shall receive prior approval from the Firm’s Chief Compliance Officer, or Executive Director(s), before purchasing or selling Reportable Securities excluding: Reportable Funds, ETFs and hedge funds; purchases and sales over which an Access Person has no direct or indirect influence or control; purchases or sales pursuant to an automatic investment plan; purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired, acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; open end investment company shares other than managed funds; closed-end index funds; unit investment trusts; open-end ETFs; ETFs based on a broad-based securities index; futures and options on currencies or an a broad-based securities index or other similar circumstances where conflicts of interest would not arise.
Limited Exception of Reportable Securities from Pre-Clearance and Short-Term Trading Profit Requirements including: ETFs and hedge funds, Reportable Funds (must be held 30 days).

D.	Pre-clearance for Reportable Securities Owned or Traded by the Firm is Valid for that Trading Day. Pre-clearance for Reportable Securities not owned or traded by the Firm is valid for the daily trading sessions of the current calendar week. Personal Reportable Securities transactions should be pre-cleared using the PTA system, or Access Persons should use the form Exhibit D, Personal Reportable Securities Transaction(s) Pre-clearance Form. The Chief Compliance Officer may approve transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any client.

E.	Pre-clearance of any Transaction in a Managed Fund. All Access Persons shall receive prior written approval from the Firm’s Chief Compliance Officer, or Executive Director(s), before

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purchasing or selling any Managed Fund. Pre-clearance for Managed Funds is valid for that trading day. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; (ii) effected on a regular periodic basis by automated means, such as 401(k) purchases and VDP transactions, or (iii) 401(k) investment reallocation.

F.	Disclosure of Personal Holdings, and Certification of Compliance with the Code of Ethics. All Access Persons shall disclose to the Firm’s Chief Compliance Officer all personal Reportable Securities holdings at commencement of employment and thereafter on an annual basis as of December 31. Every Access Person shall certify on Exhibit A, Initial Report of Access Persons, or through the PTA system:

1.	They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have reported all personal Reportable Securities and reportable Funds holdings;

2.	They have complied with the requirements of the Code and reported all personal Reportable Securities and Reportable Funds holdings;

3.	Initial holdings report shall be made within ten days of hire.

G.	Reporting Requirements. The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, shall deliver a copy of this Code to each Access Person upon their date of employment and upon such time as any amendment is made to this Code, and shall train each Access Person on appropriate compliance matters and on usage of the PTA system for personal reporting.

1.	Reportable Securities managed by a third-party in a discretionary advisory account are subject to the annual reporting requirements contained in this Section and are excluded from certain other provisions of the Code.

2.	Reports, personal trades and holdings, and other information, submitted pursuant to this Code shall be reviewed periodically by the Chief Compliance Officer, shall be kept confidential, and shall be provided only to the Executive Directors of the Firm, our parent company’s compliance/legal personnel, Firm counsel or regulatory authorities upon appropriate request. The backup to the Chief Compliance Officer is responsible for reviewing and monitoring the personal securities transactions of the Chief Compliance Officer, and for taking on the responsibilities of the Chief Compliance Officer in her absence.

3.	Every Access Person shall report to the Chief Compliance Officer all Reportable Accounts currently open at the time of his/her initial employment, and any new Reportable Account opened, including the name of the bank or brokerage, the account

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number and date the account was opened, and must disclose the new Reportable Account with his/her quarterly transaction report.

4.	Every Access Person shall report to the Chief Compliance Officer of the Firm any/all Reportable Account(s) and any/all personal Securities holdings at the time of his/her initial employment with the Firm. A report shall be made through the PTA system or designated form, Exhibit A, Initial Report of Access Persons, with account statements attached containing the following information:

a.	Name of the Reportable Security and ticker or cusip, number of shares, interest rate, maturity date, and principal amount of each Reportable Security.

b.	Name and account number of the Reportable Account where the Reportable Security is held.

c.	Name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

d.	The date the Access Person submits the report.

5.	Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in Paragraph 4 of this Section with respect to transactions in any Reportable Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Reportable Security.

6.	Quarterly transaction reports shall be made no later than thirty days after the end of the calendar quarter in which the transaction was executed. Every Access Person shall be required to submit a report for all periods, including those periods in which no Reportable Securities transactions were executed. A report shall be made through the PTA system or designated form, Exhibit C, Quarterly Report of Access Persons, or on any other form containing the following information:

a.	The date of the transaction, the Reportable Security name and/or cusip, the number of shares, interest rate, maturity date, and the principal amount of each Reportable Security transacted;

b.	The nature of the transaction (i.e., purchase or sale);

c.	The price at which the transaction was effected; and

d.	The name of the broker, dealer or bank with or through whom the transaction was effected. Duplicate copies of the Reportable Securities transaction confirmation of all personal transactions and copies of periodic statements for all

Code of Ethics	14	12/31/2013

Reportable Accounts may be attached to Exhibit C to fulfill the reporting requirement.

e.	The name of the broker, dealer or bank with whom the Access Person established a new Reportable Account during the period, the date the account was established.

f.	The date that the report is submitted by the Access Person; and

g.	Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he/she has any direct or indirect Beneficial Ownership in the Reportable Security to which the report relates.

7.	Every Access Person shall report to the Chief Compliance Officer of the Firm all Political Contributions described in Restrictions for Access Persons, Section C. of this Code made during the quarter, including Political Contributions made by their Family Members. A report shall be made in the PTA System or designated form, Political Contribution Preclearance Form, Exhibit E.

8.	The Chief Compliance Officer shall periodically review the reports provided by the Firm’s Access Persons. Review shall include personal transactions and brokerage activity, personal brokerage statements and holdings, and Political Contributions, among other things.

G.	Conflict of Interest. Every Access Person shall notify the Chief Compliance Officer of any personal conflict of interest relationship which may involve the Firm’s clients, such as the existence of any economic relationship between their transactions and Reportable Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process or immediately upon becoming aware of the conflict.

H.	The Chief Compliance Officer shall implement and enforce the Code, maintain copies of the Code, keep records of Code violations, and maintain records of Access Persons reports as required by the Code.

I.	The President of BHMS, who is also an Executive Director, is named as the backup Compliance Officer in the absence of the Chief Compliance Officer. The backup compliance officer may perform all duties of the CCO in her absence, as defined in the Code, and shall report to the CCO any disclosed conflicts or violations that may have occurred in her absence.

Code of Ethics	15	12/31/2013

REPORTING OF VIOLATIONS

A.	Any Access Person of the Firm who becomes aware of a violation of (i) this Code of Ethics, (ii) the Firm’s Compliance Policies & Procedures, (iii) the Governing Policies, (iv) the IT Department Policies & Procedures, (v) OM Affiliate Level Policies or (vi) other internal policies or procedures shall promptly report such violation to the Chief Compliance Officer or Executive Director(s). This reporting requirement includes self-reporting when an employee discovers he/she has violated an internal policy or reporting other violations of the Firm’s internal policies.

B.	The Firm’s Chief Compliance Officer shall report to the Board of Managers all material violations of this Code or the Firm’s Compliance Policies and Procedures and the reporting requirements thereunder. Material violations shall be reported to the Chief Compliance Officer of any Managed Fund client, as required.

C.	The members of the Board of Managers or Chief Compliance Officer shall consider reports made to the Board and shall determine what sanctions, if any, should be imposed.

REPORTING TO THE BOARD OF MANAGERS

The Firm’s Chief Compliance Officer shall prepare an annual report relating to this Code to the board of Managed Funds, upon their request. Such annual report shall:

A.	Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

B.	Identify any violations requiring significant remedial action during the past year; and

C.	Identify any recommended changes in the existing restrictions or procedures based upon the Firm’s experience under its Code, evolving industry practices or developments in applicable laws or regulations.

SANCTIONS

A.	Upon discovering a violation of this Code, the Chief Compliance Officer and/or Executive Director(s) may impose such sanctions as they deem appropriate, including, among other things:

1.	Disgorgement: The Firm generally requires that profits realized on transactions made in violation of the Code’s prohibitions be disgorged. A charity shall be selected by the Firm to receive any disgorged or relinquished amounts.

2.	Extended Holding Period: Purchases made during the black-out period may be prohibited from selling the security from six months.

Code of Ethics	16	12/31/2013

3.	Unwinding the transaction: Purchase or Sells made during the black-out period may be required to unwind the transaction and disgorge any profit.

B.	The Pay-to-Play Rule imposes a two-year ban on an adviser’s ability to receive compensation for advisory services if the Firm or certain of its supervised persons makes certain Political Contributions to a State or Local Official over the de minimus amount.

C.	A memo of correction, suspension or termination of employment.

RETENTION OF RECORDS

A.	Personal Trading Record. This Code (and prior versions in effect during the past five years), a copy of each report made by each Access Person, each memorandum made by the Firm’s Chief Compliance Officer, and a record of any violation and any action taken as a result of such violation, shall be maintained by the Firm for a minimum of five years.

B.	Political Contribution Records. A list of: (i) all Access Persons, (ii) all government entities to which the Firm provides or has provided investment advisory services or which are or were investors in any covered investment pool to which the Firm has provided services in the past five years but not prior to September 12, 2010, (iii) all direct or indirect Political Contributions made by any Access Person to an official of a Government Entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a PAC, and (iv) the name and business address of each regulated Person to whom the Firm provides or agrees to provide, directly or indirectly, payment to Solicit a Government Entity for Investment Advisory Services on its behalf. Records relating to the Political Contributions must be listed in chronological order and must indicate: (i) the name and title of each contributor, (ii) the name and title of each recipient of a Political Contribution, (iii) the amount and date of each Political Contribution, and (iv) whether any such Political Contribution was the subject of the exception for returned Political Contributions.

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Exhibit A

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”), I certify:

1. I acknowledge receipt of the Code of Ethics for BHMS.

2. I have read, understand and recognize that I am subject to the Code as an Access Person.

3. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by BHMS or any of its portfolios.

4. As of the date below I had a direct or indirect ownership in the following Reportable Securities (brokerage or financial statements may be attached):

SECURITY NAME/TYPE/TICKER/CUSIP INTEREST RATE & MATURITY DATE	NUMBER OF SHARES	PRINCIPAL VALUE	TYPE OF INTEREST (DIRECT OR INDIRECT)

Exhibit A

5. I have the following Reportable Accounts open and have directed the bank or brokerage to send duplicate confirmations and statements to BHMS:

NAME OF FIRM	TYPE OF INTEREST (DIRECT OR INDIRECT)

6. I have made the following Political Contributions since September 2011:

NAME OF CANDIDATE	DATE OF CONTRIBUTION	TYPE OF POLITICAL ACTIVITY/ CONTRIBUTION

NOTE: Only report holdings in Reportable Securities.

Date:	Signature:

Print Name:

Title:

	Employer:	BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:	Signature:
Firm’s Chief Compliance Officer

Exhibit B

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

CODE OF ETHICS

ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC, (“BHMS”), I certify:

1. I have read, understand and recognize that I am subject to the Code as an Access Person.

2. During the year ended December 31, 20    , I have complied with the reporting requirements of the Code regarding personal transactions and gifts.

3. I have not disclosed confidential information of the Firm to any Persons outside BHMS or employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution of an order.

4. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by BHMS or any of its portfolios.

5. As of December 31, 20    , I had a direct or indirect Beneficial Ownership in the following Reportable Securities:

SECURITY NAME/TYPE/TICKER/CUSIP INTEREST RATE & MATURITY DATE	NUMBER OF SHARES	PRINCIPAL VALUE	TYPE OF INTEREST (DIRECT OR INDIRECT)

Exhibit B

6. I have the following Reportable Accounts open and have directed the bank or brokerage firm to send duplicate confirmations and statements to BHMS:

NAME OF FIRM	TYPE OF INTEREST (DIRECT OR INDIRECT)

NOTE: Only report holdings in Reportable Securities.

Date:	Signature:

Print Name:

Title:

	Employer:	BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:	Signature:
Firm’s Chief Compliance Officer

Exhibit C

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

QUARTERLY REPORT OF ACCESS PERSONS

TRANSACTIONS REPORT

For the Calendar Quarter Ended:

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

1. During the quarter identified above, the following transactions were made in Reportable Securities and are required to be reported under the BHMS Code of Ethics:

SECURITY NAME/TYPE/TICKER/CUSIP INTEREST RATE & MATURITY DATE	DATE OF TRANS- ACTION	NUMBER OF SHARES	DOLLAR AMOUNT OF TRANSACTION	NATURE OF TRANSACTION (Purchase., Sale, Other)	PRICE	BROKER/ DEALER OR BANK NAME

2. During the quarter identified above, the following Reportable Accounts were opened with direct or indirect beneficial ownership, and are required to be reported under the Code.

NAME OF FIRM	TYPE OF INTEREST (DIRECT OR INDIRECT)	DATE ACCOUNT OPENED

Exhibit C

3. During the quarter identified above, the following Political Contributions were made, and are required to be reported under the Code.

NAME OF CANDIDATE	DATE OF CONTRIBUTION	TYPE OF POLITICAL ACTIVITY/ CONTRIBUTION

4. During the quarter, I received or gave the following Gifts from/to any Person or entity that does business with or on behalf of the Firm:

5. Except as noted below, I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

DATE OF GIFT	PROVIDER/RECIPIENT	DESCRIPTION OF GIFT	VALUE OF GIFT

NOTE: Only report transactions in Reportable Securities.

Date:	Signature:

Print Name:

Title:

	Employer:	BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:	Signature:
Firm’s Chief Compliance Officer

Exhibit D

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

ACCESS PERSONS

PERSONAL REPORTABLE SECURITIES TRANSACTION PRE-CLEARANCE FORM

(See Code of Ethics, Restrictions for Access Persons, Section D)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed transactions:

SECURITY NAME/TYPE/TICKER/CUSIP INTEREST RATE & MATURITY DATE	NUMBER OF SHARES	DOLLAR AMOUNT OF TRANSACTION	NATURE OF TRANSACTION (Purchase, Sale, Other)	PRICE (or Proposed Price)	BROKER /DEALER OR BANK THROUGH WHOM EFFECTED	AUTHORIZED YES NO

Date:	Signature:

Print Name:

Title:

	Employer:	BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:	Signature:
Firm’s Chief Compliance Officer

Exhibit E

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

ACCESS PERSONS

PERSONAL POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

(See Code of Ethics, Restrictions for Access Persons, Section C.2,)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

Pre-clearance is requested for the following proposed Political Contribution(s):

NAME OF CANDIDATE	AMOUNT	STATE AND COUNTY OF ELECTION	WHAT OFFICE IS CANDIDATE SEEKING?	IS COVERED PERSON ELIGIBLE TO VOTE FOR CANDIDATE?	AUTHORIZED YES NO

Date:	Signature:

Print Name:

Title:

	Employer:	BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Date:	Signature:
Firm’s Chief Compliance Officer

Appendix C

Employee Acknowledgement

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

COMPLIANCE POLICIES & PROCEDURES

INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

1. I hereby acknowledge receipt of a copy of the Compliance Policies & Procedures document for Barrow, Hanley, Mewhinney & Strauss, LLC.

2. I have read and understand the Policies & Procedures and recognize that I am subject thereto in the capacity of “Access Persons,” as defined in the Code of Ethics.

Date:	Signature:

Print Name:

Date:	Signature:
(Chief Compliance Officer)

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

Appendix C

Employee Acknowledgement

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

COMPLIANCE POLICIES & PROCEDURES

ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, LLC:

1. I hereby acknowledge receipt of a copy of the Compliance Policies & Procedures document for Barrow, Hanley, Mewhinney & Strauss, LLC.

2. I have read and understand the Policies & Procedures and recognize that I am subject thereto in the capacity of “Access Persons,” as defined in the Code of Ethics.

Date:	Signature:

Print Name:

Date:	Signature:
(Chief Compliance Officer)

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC